Exhibit 10.1



                            DATED       OCTOBER 14, 2005







                       (1)  BALTIC PETROLEUM (E&P) LIMITED

                                       and

                         (2)  SIBERIAN ENERGY GROUP INC.

                                       and

                           (3)  ZAURALNEFTEGAZ LIMITED






                      JOINT VENTURE SHAREHOLDERS' AGREEMENT







                               COVINGTON & BURLING

               REGISTERED FOREIGN LAWYERS AND SOLICITORS - LONDON
                                   265 STRAND
                                 LONDON WC2R 1BH

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                                TABLE OF CONTENTS

        CLAUSE                                                     PAGE

1.      INTERPRETATION                                              1

2.      CONDITIONS AND COMPLETION                                   5

3.      ESTABLISHMENT OF THE COMPANY                                6

4.      CONDUCT PRIOR TO COMPLETION                                 8

5.      WARRANTIES AND INDEMNITIES                                  9

6.      THE BUSINESS OF THE COMPANY                                12

7.      DIRECTORS AND MANAGEMENT                                   13

8.      RESERVED MATTERS                                           15

9.      BUDGETS AND FINANCIAL INFORMATION                          17

10.     DISTRIBUTION POLICY AND MANAGEMENT FEES                    17

11.     FINANCE FOR THE COMPANY                                    18

12.     TRANSFERS OF SHARES                                        19

13.     DEADLOCK                                                   22

14.     DEFAULT                                                    25

15.     DETERMINATION OF FAIR VALUE                                28

16.     TERMS AND CONSEQUENCES OF TRANSFERS OF SHARES              29

17.     ENFORCEMENT OF RIGHTS                                      32

18.     COMPETITION WITH THE BUSINESS                              32

19.     PUBLIC ANNOUNCEMENTS                                       35

20.     INFORMATION, INSURANCE, RECORDS, LICENCES                  35

21.     CONSORTIUM TAX RELIEF                                      36

22.     DURATION AND TERMINATION                                   36

23.     CONFIDENTIALITY                                            37

24.     NOTICES                                                    38

25.     WHOLE AGREEMENT AND REMEDIES                               39

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26.     GENERAL                                                    39

27.     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999               42

28.     GOVERNING LAW AND SUBMISSION TO JURISDICTION               42

29.     AUTHORITY TO DELIVER                                       42

SCHEDULE 1                                                         44

AGREED TERMS DOCUMENTS                                             44

SCHEDULE 2                                                         45

DEED OF ADHERENCE                                                  45

SCHEDULE 3                                                         46

WARRANTIES                                                         46

SCHEDULE 4                                                         57

DISCLOSURE SCHEDULE                                                57

SCHEDULE 5                                                         58

PARTIES' DETAILS                                                   58

SCHEDULE 6                                                         59

NEW LICENCES                                                       59

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THIS  AGREEMENT  is  made  on  14th  October  2005

BETWEEN:

(1) BALTIC PETROLEUM (E&P) LIMITED, a company incorporated in England under company number 05303991 and whose registered office is at c/o Gilchrist
Solicitors,  18b  Charles  Street,  London  W1J  5DU,  United  Kingdom  ("BP");

(2) SIBERIAN ENERGY GROUP INC., a corporation incorporated under the laws of the State of Nevada, United States and whose principal place of business is at 275 Madison Avenue, 6th Floor, New York, NY 10016, United States ("SEG"); and

(3) ZAURALNEFTEGAZ LIMITED, a company registered in England under company number 05525360 whose registered office is at c/o Gilchrist Solicitors, 18b
Charles  Street,  London  W1J  5DU,  United  Kingdom  (the  "COMPANY").

RECITALS:

(A) Pursuant to the terms of an option agreement between Baltic Petroleum Limited ("BALTIC") and SEG dated 28 April 2005, as amended (the "OPTION AGREEMENT"), Baltic and SEG agreed, inter alia, to establish the Company as a joint venture company to carry on the Business and to enter into this Agreement for the purposes of regulating their relationship with each other and the Company;

(B) The Company was incorporated in England on 2 August 2005 with company number 05525360 As at the date of this Agreement, it has an authorised share capital of 100 divided into 100 ordinary shares of 1 each ("ORDINARY SHARES" and each an "ORDINARY SHARE"). 2 Ordinary Shares have been issued at a subscription price of 1 per share. BP holds 1 Ordinary Share and SEG holds 1 Ordinary Share.

(C) SEG is the holder of all of the participatory interests in OOO Zauralneftegaz, a Russian limited liability company ("ZNG"). SEG has agreed to contribute all of such participatory interests in ZNG (the "ZNG INTERESTS") to the Company as consideration for the subscription for further Ordinary Shares on the terms and conditions of this Agreement. BP has agreed to procure the provision of certain loans to the Company and to subscribe for further Ordinary Shares in consideration for the payment of $75,000, in each case on the terms and conditions of this Agreement.

IT  IS  AGREED  as  follows:

1.   INTERPRETATION

     In this Agreement (including the Recitals):

1.1  DEFINITIONS

     "ACT" means the Companies Act 1985 as amended;

     "A DIRECTOR" means a director appointed by the A Shareholder in accordance with the Articles and "A DIRECTORS" shall be construed accordingly;

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"AGREED TERMS" means those documents in the terms agreed between the parties and signed for identification by or on behalf of the parties, a list of which is set out in Schedule 1;

"AREA" means the Western Siberian region of the Russian Federation and the Former Soviet Union;

"ARTICLES" means the proposed new articles of association of the Company in the agreed terms;

"A  SHAREHOLDER"  means  the  registered  holder(s)  of  the  A  Shares;

"A SHARES" means the Ordinary Shares designated as A Shares in the capital of the Company;

"ASSOCIATE"  shall  be  as  defined  in  Section  52  of the Companies Act 1989;

"ASSOCIATED COMPANY" means, in relation to a Shareholder (that is a body corporate), any holding company of which the Shareholder is a subsidiary or a subsidiary of the Shareholder or of any holding company of which the Shareholder is a subsidiary;

"AUDITED ACCOUNTS" means the report and audited accounts of the Company and of each Group Company and the audited consolidated accounts of the Group for the financial period ending on the relevant balance sheet date;

"AUDITORS" means such firm of Chartered Accountants appointed as auditors of the Company pursuant to the terms of this Agreement from time to time;

"B DIRECTOR" means a director appointed by the B Shareholder in accordance with the Articles and "B DIRECTORS" shall be construed accordingly;

"B  SHAREHOLDER"  means  the  registered  holder(s)  of  the  B  Shares;

"B SHARES" means the Ordinary Shares designated as B Shares in the capital of the Company;

"LEND CO" means Caspian Finance Limited, a wholly-owned subsidiary of BP, incorporated in England under company number 05530897;

"BOARD"  means  the  board  of  directors  of  the  Company;

"BUDGET" means the budget for the Group in the agreed terms, as updated from time to time in accordance with Clause 9.2;

"BUSINESS" means the business of exploration for, and development, production and sale of, oil and gas assets in the Area, together with associated and ancillary activities;

"BUSINESS DAY" means a day which is not a Saturday or Sunday or a bank or public holiday in England and Wales or New York, New York, United States;

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"BUSINESS  PLAN"  means  the business plan for the Group in the agreed terms, as amended by agreement between the parties, prepared annually in respect of the forthcoming one year period setting out details of the Group's strategic planning in respect of, inter alia, exploration, development and production of oil and gas, customers, capital expenditure, financing, tax, competitors and contingency planning;

"CEO"  means  the  chief  executive  officer  of  the Company from time to time;

"CHAIRMAN"  means  the  chairman  of  the  Board  from  time  to  time;

"COMPLETION" means the performance by the parties of the obligations assumed by them respectively pursuant to Clause 3;

"COMPLETION DATE" means the date on which Completion takes place pursuant to Clause 2.5;

"CONTROL" means, in relation to a Shareholder, where a person (or persons acting in concert) acquires or agrees to acquire or has options over direct or indirect control (1) of the affairs of that Shareholder, or (2) over more than 50 per cent. of the total voting rights conferred by all the issued shares in the capital of that Shareholder which are ordinarily exercisable in general meeting or (3) of the composition of the main board of directors of a Shareholder. For these purposes "PERSONS ACTING IN CONCERT", in relation to a Shareholder, are persons which actively co-operate through the acquisition by them of shares in that Shareholder, pursuant to an agreement or understanding (whether formal or informal) with a view to obtaining or consolidating Control of that Shareholder;

"DEED  OF  ADHERENCE"  means  a  deed  in  the  form  set  out  in  Schedule  2;

"DIRECTORS" means the A Directors and the B Directors, and "DIRECTOR" means any one of them;

"ENCUMBRANCE" means and includes any interest or equity of any person (including, without limitation, any right to acquire, option, right of pre-emption or right of conversion) or any mortgage, charge, pledge, lien, assignment or any other encumbrance, priority or security interest or arrangement of whatever nature over or in the relevant property;

"EXISTING SECURITY" means the security interest over the ZNG Interests granted by SEG in favour over Baltic pursuant to the pledge and security agreement dated 28 April 2005;

"FAIR VALUE" means the value of the Shares calculated in accordance with Clause 15;

"GROUP" means the Company and its subsidiaries and "GROUP COMPANY" means any one of them;

"GUARANTEE" means the guarantee to be given by the Company in respect of ZNG's obligations under the Loans in the agreed terms;

"LOAN AGREEMENT" means the agreement to be entered into between Lend Co and ZNG pursuant to which Lend Co shall make the Loans to ZNG;

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"LOAN PERIOD" means the period commencing on the date hereof and ending when all amounts under the Loan Agreement and under the loans to be made pursuant to Clause 11.1.2 (including interest and costs) have been repaid in full;

"LOANS"  means  the loans to be made by Lend Co to ZNG under the Loan Agreement;

"OPTION  AGREEMENT"  shall  be  as  defined  in  the  Recitals;

"ORDINARY  SHARES"  shall  be  as  defined  in  the  Recitals;

"PERMITTED CONDITION" means a bona fide consent, clearance, approval or permission necessary to enable the relevant person to be able to complete a transfer of Shares under (1) its constitutional documents (2) the rules or regulations of any stock exchange on which it or its parent company is quoted or
(3) any governmental, statutory or regulatory body in those jurisdictions where that person carries on business;

"SECURITY DOCUMENTS" means the debenture and the pledge over the ZNG Interests to be granted by the Company in the agreed terms;

"SHAREHOLDERS"  means  the  A  Shareholder  and  the  B  Shareholder;

"SHARES" means the A Shares and the B Shares and (1) any shares issued in exchange for those shares or by way of conversion or reclassification and (2) any shares representing or deriving from those shares as a result of an increase in, reorganisation or variation of the capital of the Company;

"US$"  means  United  States  Dollars;

"WARRANTIES" means the warranties, representations and undertakings to be given by SEG and BP under Clause 5, and "WARRANTY" shall be construed accordingly;

"ZNG"  shall  be  as  defined  in  the  Recitals;

"ZNG  INTERESTS"  shall  be  as  defined  in  the  Recitals;  and

"ZNG WARRANTIES" means the Warranties given by SEG in relation to ZNG as set out in Section A of Part I of Schedule 3.

1.2 The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.

1.3 References to a statutory provision include any subordinate legislation made from time to time under that provision.

1.4 References to a statute or statutory provision include that statute or provision as from time to time modified or re-enacted or consolidated whether before or after the date of this Agreement so far as such modification or re-enactment or consolidation applies or is capable of applying to any transactions entered into in accordance with this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provision (as from time to time modified or re-enacted or consolidated) which such provision has directly or indirectly replaced.

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1.5  The  expressions  "holding  company"  and  "subsidiary" shall have the same meanings in this Agreement as their respective definitions in the Act.

1.6 References to this Agreement include any Recitals and Schedules to it and this Agreement as from time to time amended and references to Clauses and Schedules are to Clauses of and Schedules to this Agreement.

1.7  Headings shall be ignored in construing this Agreement.

1.8 Any provision of this Agreement which is expressed to bind more than one person shall, save where inconsistent with the context, bind them jointly and each of them severally.

1.9 References to time of day are to London, United Kingdom time unless otherwise stated.

1.10 References to the winding-up of a person include the amalgamation, reconstruction, reorganisation, administration, dissolution, liquidation, merger or consolidation of such person and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets.

1.11 Any reference to books, records or other information means books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

1.12 Any reference to any English legal term or concept (including for any action, remedy, method of judicial proceeding, document, legal status, statute, court, official governmental authority or agency) shall, in respect of any jurisdiction other than England, be interpreted to mean the nearest and most appropriate analogous term to the English term in the legal language in that jurisdiction as the context reasonably requires so as to produce as nearly as possible the same effect in relation to that jurisdiction as would be the case in relation to England.

2.   CONDITIONS  AND  COMPLETION

2.1  CONDITIONS  PRECEDENT

     Completion of this Agreement is conditional on satisfaction or waiver by BP of the following conditions:

     2.1.1 completion of the transfer by SEG to the Company of the ZNG Interests in accordance with the terms of the sale and purchase agreement relating to the ZNG Interests between SEG and the Company of even date herewith, as evidenced by filing an original notification of such transfer with ZNG and delivery of a notarised copy of such notification to BP;

     2.1.2 adoption by ZNG of the amended Charter in the agreed terms and registration of the same with the appropriate Russian corporate authorities to the full satisfaction of BP and its legal counsel; and

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     2.1.3 SEG  shall  have  demonstrated  to  BP  to its absolute satisfaction, which shall include providing appropriate documentary evidence, its full and unfettered title to the ZNG Interests.

2.2  RESPONSIBILITY  OF  THE  PARTIES

     SEG undertakes to procure that the conditions in Clause 2.1 are satisfied by 31 October 2005. SEG shall procure that the Company acquires good title to the ZNG Interests, free from any Encumbrance (save for the Existing Security which shall be released at Completion in accordance with Clause 3.2.8 below).

2.3  NON-SATISFACTION

     SEG shall promptly give notice to BP of the satisfaction of the conditions above within two Business Days of becoming aware of the same. If any of the conditions in Clause 2.1 are not satisfied or waived by BP (in its absolute discretion) on or before 30 November 2005 (or such later date as BP may determine) this Agreement shall lapse and no party shall have any claim against any other in respect of this Agreement, except for any prior breach of the terms of this Agreement and except for Clauses 2.4 (Liquidated Damages) 5.11 (Indemnification), 24 (Notices) and 28 (Governing Law and Submission to Jurisdiction), which shall remain in full force and effect.

2.4  LIQUIDATED  DAMAGES

     In the event the Agreement terminates in accordance with Clause 2.3 or is rescinded pursuant to Clause 3.3.3 in circumstances where SEG has failed to satisfy its obligations under Clause 3.2, SEG shall pay to BP the following sums:

     2.4.1   US$500,000 on 31 December 2005; and

     2.4.2   US$500,000 on 30 April 2006.

     SEG acknowledges that the above sums consist of liquidated damages that represent a genuine pre-estimate of the loss (including its costs, expenses and loss of profit) that would be suffered by BP if Completion does not occur due to SEG's failure to satisfy the conditions in Clause 2.1 or its obligations under Clause 3.2 and are fair and reasonable in all the circumstances. SEG waives any right which it may have to challenge the validity at law of any obligation to pay the liquidated damages.

2.5  COMPLETION

     Completion shall take place at the registered office of BP two Business Days following fulfilment or waiver of the conditions set out in Clause 2.1, or at such other place or on such other date as may be agreed between the BP and SEG.

3.   ESTABLISHMENT  OF  THE  COMPANY

3.1  WRITTEN  RESOLUTIONS  OF  THE  COMPANY

     On the Completion Date, BP and SEG shall sign the written resolutions of the Company in the agreed terms for the purposes of:

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     3.1.1 adopting  the  Articles  in  substitution  for  the existing articles of association of the Company;

     3.1.2 re-designating the issued Ordinary Share in the capital of the Company registered in the name of BP as an A Share and re-designating the issued Ordinary Share in the capital of the Company registered in the name of SEG as a B Share;

     3.1.3 re-designating the 98 unissued Ordinary Shares in the capital of the Company as 49 A Shares and 49 B Shares; and

     3.1.4 authorising the Directors to issue and allot 49 A Shares and 49 B Shares to the Shareholders in accordance with this Agreement.

3.2  COMPLETION  OBLIGATIONS

     Once the resolutions in Clause 3.1 have been passed:

     3.2.1 BP and SEG shall subscribe for new Ordinary Shares as follows:

          (a)  BP  shall  subscribe  in  cash  the  sum  of  $75,000  for  49  A
               Shares; and

          (b) SEG shall, in consideration for the transfer to the Company of the ZNG Interests, subscribe for 49 B Shares;

     3.2.2 BP and SEG shall procure that a Board meeting of the Company is convened and resolutions in the agreed terms are passed:

          (a) approving the Shareholders' applications for the numbers of A Shares and B Shares set out above and allotting those Shares;

          (b) adopting 31 December as the Company's accounting reference date;

          (c)  adopting the Business Plan and the Budget; and

          (d)  appointing Coutts & Co. as its bankers;

     3.2.3 the  Company  shall  allot  and  issue  49  A  Shares  to BP and 49 B
          Shares to SEG, in each case credited as fully paid, and the Shareholders shall procure that the names of BP and SEG are entered in the Company's register of members as the respective holders of such shares;

     3.2.4 BP shall appoint its first A Directors pursuant to the Articles and this Agreement;

     3.2.5 SEG shall appoint its first B Directors pursuant to the Articles and this Agreement;

     3.2.6 Baltic, ZNG and Lend Co shall enter into a deed of novation in the agreed terms in relation to the loan agreement dated 28 April 2005 and immediately thereafter BP shall procure that Lend Co shall enter into the Loan Agreement in accordance with Clause 11.1;

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     3.2.7 the  Company  shall  enter  into  the  Guarantee  and  Security
          Documents in accordance with Clause 11.2;

     3.2.8 BP shall procure that Baltic releases SEG from its obligations under the guarantee given by SEG to Baltic dated 28 April 2005 and in respect of the Existing Security by executing the releases in the agreed terms;

     3.2.9 SEG shall confirm that it has no claims against ZNG by executing the letter of acknowledgement in the agreed terms;

     3.2.10 SEG shall provide to the Company the waiver letters in the agreed terms signed by the shareholders and creditors of SEG;

     3.2.11 BP shall pay to the Company the sum of $75,000 as the proceeds for the subscription for Shares referred to at Clause 3.2.1(a);

     3.2.12 the Company shall pay to SEG the sum of $75,000 as consideration for the transfer to it of the ZNG Interests;

     3.2.13 SEG shall procure that the employment agreements for all staff of ZNG and those between SEG and Messrs Eret, Potapov and Zhuravlev are terminated and provide to BP written evidence of the same; and

     3.2.14 SEG shall provide to the Company and BP written confirmations from its 9 largest shareholders in the agreed terms agreeing to observe the restrictions in Clause 18.1.1.

3.3  FAILURE  TO  PERFORM  OBLIGATIONS

     If any of the requirements under this Clause 3 are not complied with on the date fixed for Completion the Shareholder not in default may (without prejudice to its other rights and remedies including the right to claim damages for the breach):

     3.3.1 defer Completion to a date not more than 30 days after such date (and so that the provisions of this Clause 3 (apart from this Clause 3.3) shall apply to Completion as so deferred);

     3.3.2 proceed to Completion so far as practicable (without prejudice to its rights under this Agreement);

     3.3.3 rescind this Agreement without liability to the other Shareholder (otherwise than pursuant to Clause 2.4); or

     3.3.4 waive all or any of the obligations in question of the Shareholder in default.

4.   CONDUCT  PRIOR  TO  COMPLETION

4.1 BP and SEG each undertake to procure that until Completion the Company remains a non-trading dormant company and neither of them shall transfer or otherwise dispose of any interest in or create an Encumbrance over their respective Ordinary Shares.

4.2 SEG undertakes to regularly consult with BP about the conduct of ZNG's business between the date of this Agreement and Completion and shall procure that such business is carried out in the usual course of business consistent with past practice so as to maintain the same as an on-going concern and that no transaction outside the usual course of business is carried out without the prior written consent of the BP. In particular, SEG shall procure that until Completion unless with the prior written consent of BP:

     4.2.1 no further participatory interests in ZNG will be created or issued and, other than as required by Clause 2.1.1, SEG shall not transfer or otherwise dispose of any interest in, or create any Encumbrance over, the participatory interests in ZNG;

     4.2.2 other than as referred to in Clause 2.1.2, no alteration or amendment shall be made to the Charter or the operating, organisational or constitutional documents of ZNG;

     4.2.3 ZNG shall not make any change in the nature or scope of its business as carried on at the date of this Agreement, nor shall it deal in any way with its existing oil and gas exploration licenses or the proposed new oil and gas exploration licences detailed in Schedule 6 (including (without limitation) any amendment to the terms of, nature or scope of such licenses or the work programmes attached to them);

     4.2.4 ZNG shall not enter into any transaction, contract or arrangement that is not in the normal or ordinary course of its business as carried on at the date hereof nor enter into any transaction which is not on arm's length terms nor effect any acquisitions or disposals of any material assets;

     4.2.5 ZNG shall not borrow any money or incur any material indebtedness;

     4.2.6 ZNG shall not appoint or terminate, or alter the terms of employment of, any employees or personnel in a managerial capacity;

     4.2.7 ZNG shall not create any Encumbrance over any of its assets;

     4.2.8 ZNG shall not institute or settle any legal proceedings nor take any steps to wind itself up or commence any insolvency proceedings in relation to itself; and

     4.2.9 ZNG shall not declare or pay any dividend, or otherwise make any other form of distribution to its members.

5.   WARRANTIES  AND  INDEMNITIES

5.1  SEG  WARRANTIES

     SEG warrants and represents to, and undertakes with, BP and JV Co in the terms of Part I of Schedule 3.

5.2  BP  WARRANTIES

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     BP  warrants  and  represents  to,  and  undertakes  with, SEG in the terms of Part II of Schedule 3.

5.3  REPETITION  OF  WARRANTIES

     SEG shall be deemed to warrant, represent and undertake to BP and the Company in the terms of the ZNG Warranties at all times up to Completion with reference to the facts and circumstances then subsisting (save that a reference to any fact, matter, event or circumstance existing, occurring or having occurred at or before the date of this Agreement shall also be construed as a reference to its existing, occurring or having occurred at or before such time. SEG undertakes (except only as may be necessary to give effect to this Agreement or except with the prior written consent of
     BP) that it will not and will procure that ZNG will not do, allow or procure any act or omission before Completion which would constitute a breach of or would be inconsistent with any of the Warranties if given at any time prior to Completion.

5.4  TERMINATION

     SEG shall immediately disclose to BP in writing any of the following which may become known to it after the date of this Agreement and before
     Completion:

     5.4.1 any material breach of any of the ZNG Warranties;

     5.4.2 anything occurring which has, or would be likely to have after Completion, a material adverse effect on the business of ZNG (as presently carried on) including, without limitation, any litigation or arbitration proceedings being instituted or threatened by or against ZNG.

     If any such disclosure shall be made, or if BP otherwise becomes aware of any such matter or thing, BP may at any time before Completion, by written notice to SEG, rescind this Agreement. A breach or claim or adverse effect shall, for the purposes of this Clause, be treated as material if, in the reasonable opinion of BP, when taken together with any other breach, claim or adverse effect of the nature described in this Clause, such breach, claim or adverse effect causes or is reasonably likely to cause or would have caused or would be reasonably likely to have caused BP, the Company or ZNG damage or loss in aggregate in excess of US$20,000.

5.5  DISCLOSURE

     The  ZNG  Warranties  are  given  subject  to  the  matters  disclosed  in
     Schedule 4 (the "DISCLOSURE SCHEDULE"). Save to the extent it is fully, fairly and accurately disclosed in such Schedule, no fact, matter, event or circumstance of which a person seeking to make a claim under the Warranties (actual, imputed or constructive) shall prejudice any such claim made by such person or operate to reduce any amount recoverable.

5.6  SEG'S  KNOWLEDGE

     Where any statement in the Warranties is qualified by the expression "to the best of the knowledge, information and belief of SEG" or "so far as SEG is aware" or any similar expression, SEG shall be deemed to have knowledge of anything of which ZNG has knowledge or anything of which it or

     ZNG would have had knowledge had either of them made due and careful enquiry of their respective officers and employees immediately before giving the Warranties.

5.7  RELIANCE

     The parties acknowledge that each of them is entering into this Agreement in reliance on those Warranties which are being given to them.

5.8  EFFECT  OF  COMPLETION

     Subject to any other terms of this Agreement, the Warranties shall continue in full force and effect notwithstanding Completion.

5.9  CONSTRUCTION

     Each of the Warranties shall be construed separately and none of the Warranties shall limit or govern the extent, application or construction of any other of the Warranties.

5.10 NOTIFICATION

     Each party giving the Warranties agrees to notify in writing the party/parties to whom they are being given, as soon as reasonably practicable after it becomes aware of the same, all details of which it is aware of any fact or circumstance which renders or might render untrue or misleading any of the Warranties it has given.

5.11 INDEMNIFICATION

     Each of the parties (the "INDEMNIFYING PARTY") undertakes to indemnify, and to keep indemnified, each of the other parties (each an "INDEMNIFIED PARTY" and together the "INDEMNIFIED PARTIES") against all losses or liabilities (including, without limitation, any direct or indirect consequential losses, loss of profit, loss of reputation, damages, claims, demands, proceedings, costs, legal and other professional fees and costs, penalties and expenses) which may be suffered or incurred by any of the Indemnified Parties and which arise directly or indirectly in connection with (1) a breach of any of the Warranties given by the Indemnifying Party to any of the Indemnified Parties and (2) a default under or breach of any of the terms of this Agreement.

5.12 LIMITATIONS

     Except in the case of case of fraud, dishonesty or wilful misconduct or concealment, SEG shall not be liable for any claim under ZNG Warranties unless written notice of such claim giving reasonable details thereof has been given to it by or on behalf of BP or the Company, as the case may be, in respect of a claim under paragraph 13 of the ZNG Warranties (Tax Matters), on or before the tenth anniversary of the date of this Agreement and in respect of any other claim, on or before the date which is eighteen months from the date of this Agreement.

5.13 GROSS-UP

     If a payment due from an Indemnifying Party to an Indemnified Party under Clause 5.11 is subject to tax (whether by way of direct assessment or withholding at its source), the Indemnified Party shall be entitled to receive from the Indemnifying Party such amounts as will ensure that the net receipt, after tax, to the Indemnified Party in respect of the payment is the same as it would have been were the payment not subject to tax.

6.   THE  BUSINESS  OF  THE  COMPANY

6.1  CONDUCT  OF  THE  BUSINESS

     The Shareholders agree that their respective rights in the Company shall be regulated by this Agreement and the Articles. The Shareholders and the Company agree to be bound by and comply with the provisions of this Agreement which relate to them and all provisions of the Articles will be enforceable by the parties between themselves in whatever capacity. The Shareholders shall:

     6.1.1 promote the best interests of the Company;

     6.1.2 (so far as they lawfully can) ensure that the Company performs and complies with all of its obligations under this Agreement and the Articles; and

     6.1.3 ensure that the Business is conducted in accordance with sound and good business practice and the highest ethical standards.

6.2  PROMOTION  OF  THE  BUSINESS

     6.2.1 Subject to Clause 8.2.1, the business of the Company shall be confined to the Business.

     6.2.2 The Shareholders shall procure that the Company and any Group Company shall have complete independence in operations and that any expansion, development or evolution of the Business (whether to be conducted as part of or in connection with the Company's main business or ancillary to it) will only be effected through the Company or a wholly-owned subsidiary. If such consent is obtained, all Shareholders shall be entitled to participate in any firm or company formed for the purpose of such expansion, development or evolution pro rata to their holdings of Shares unless all the Shareholders shall otherwise agree.

     6.2.3 The Company and any Group Company shall use all reasonable and proper means to maintain, improve and extend the Business in accordance with the Business Plan.

6.3  HEAD  OFFICE

     The head office of the Company shall be situated in the London, England.

6.4  OPERATING  AGREEMENT

     The parties shall procure that prior to production and drilling of any oil and gas reserves by ZNG, ZNG shall enter into an operating agreement with BP on terms to be agreed by the Board of the Company (on behalf of ZNG) and BP pursuant to which BP shall be engaged to provide production and drilling and related services to ZNG.

7.   DIRECTORS  AND  MANAGEMENT

7.1  A DIRECTORS

     7.1.1 The A Shareholder may appoint three A Directors.

     7.1.2 Simon Escott and James Pockney are the first A Directors.

     7.1.3 Any A Director may be removed by the A Shareholder in accordance with the Articles and in such event the Shareholders shall procure that the Company promptly removes the A Director from his position. The A Shareholder can appoint another A Director in his place.

7.2  B  DIRECTORS

     7.2.1 The B Shareholder may appoint three persons as B Directors.

     7.2.2 David Zaikin and Victor Repin are the first B Directors.

     7.2.3 Any B Director may be removed by the B Shareholder in accordance with the Articles and in such event the Shareholders shall procure that the Company promptly removes the B Director from his position. The B Shareholder can appoint another B Director in his place.

     7.2.4 The B Shareholder shall consult with the A Shareholder prior to appointing any person as a B Director for the purposes of determining whether such person is a suitable candidate to be a director of the Company and shall take into account the A Shareholder's reasonable representations in relation thereto.

7.3  CHAIRMAN  AND  CEO

     7.3.1 The Chairman of the Board shall be appointed by the Board and shall initially be David Zaikin. If the Chairman is not present at any Board meeting, the Directors present may appoint any one of their number to act as Chairman for the purpose of the meeting.

     7.3.2 The  CEO  shall  be  appointed  by  BP.  The first CEO shall be Simon
          Escott.

7.4  SECRETARY

     The Board shall appoint the secretary of the Company. The first secretary shall be Mark Gilchrist.

7.5  BOARD  MEETINGS

     7.5.1 Board meetings shall be held at least four times a year and at not more than three monthly intervals. At least ten clear days' written notice shall be given to each of the Directors of all Board meetings (except if there are exceptional circumstances or the majority of both the A Directors and the B Directors agree to shorter notice).

     7.5.2 Each notice of meeting shall:

          (a)  specify a reasonably detailed agenda;

          (b)  be accompanied by any relevant papers; and

          (c) be sent by courier, facsimile transmission or email if sent to an address outside the United Kingdom.

     7.5.3 The quorum at a Board meeting shall be one A Director and one B Director present at the time when the relevant business is transacted. If a quorum is not present within half an hour of the time appointed for the meeting or ceases to be present, the Director(s) present shall adjourn the meeting to a specified place and time three Business Days after the original date. Notice of the adjourned meeting shall be given by the secretary of the Company.

     7.5.4 Board meetings shall be chaired by the Chairman. If the Chairman is absent from any Board meeting, the Directors present may appoint any one of their number to act as Chairman for the meeting.

     7.5.5 At any Board meeting every A Director and every B Director shall have one vote. If the number of A Directors or B Directors present is not equal, the number of votes exercisable by the A Directors or B Directors shall be increased so that each class of Directors can cast the same number of votes.

     7.5.6 All business arising at any Board meeting shall be determined by resolution passed by a majority of Directors present. The Chairman shall not be entitled to a second or casting vote. The A Directors shall at all times together have an additional casting vote.

     7.5.7 Any Director may vote on a matter and be taken into account for the purposes of a quorum even if he is interested in that matter.

     7.5.8 The Shareholders shall use their reasonable endeavours to ensure that at least one Director appointed by them attends Board meetings.

7.6  SENIOR  MANAGEMENT

     7.6.1 The A Shareholder shall at all times be entitled to appoint persons to the following positions or roles within the Company or any Group Company:

          (a)  subject to Clause 7.6.2, the Finance Controller;

          (b)  the Reservoir Engineer;

          (c)  the Drilling Supervisor; and

          (d)  the Logistic and Procurement Supervisor.

     7.6.2 The A Shareholder shall consult with the B Shareholder prior to appointing any person to the position of Finance Controller as referred to in Clause 7.6.1(a) above.

8.   RESERVED  MATTERS

8.1  MATTERS  RESERVED  TO  THE  BOARD

     The Board shall be responsible for the following matters in so far as they relate to any Group Company:

     8.1.1 the appointment and removal of the Auditors;

     8.1.2 any change to the accounting reference date or accounting policies;

     8.1.3 the entry into of any joint venture, partnership, consortium or other similar arrangement;

     8.1.4 the appointment, removal and conditions of employment of any director or senior executive, including the General Director of ZNG, (other than the appointment or removal of Directors and/or members of senior management pursuant to Clause 7.6);

     8.1.5 the appointment, discharge, remuneration and conditions of employment of employees;

     8.1.6 without prejudice to Clause 8.2.10, the adoption of any bonus or profit-sharing scheme, any share option or share incentive scheme or employee share trust or share ownership plan or retirement benefit scheme for employees;

     8.1.7 the cessation of any business operation;

     8.1.8 the entry into of any contract or commitment not provided for in the Budget;

     8.1.9 any material transaction with a Shareholder or any of its Associated Companies not in the ordinary course of business or not on arms' length commercial terms;

     8.1.10 the acquisition of any assets or property (other than in the ordinary course of business);

     8.1.11 the sale or disposition of any fixed assets;

     8.1.12 making borrowings or creating indebtedness in the nature of borrowings, or the creation of any charge or other security over any assets or property;

     8.1.13 subject to Clause 10, the payment or declaration of any dividend or other distribution on account of shares in its capital;

     8.1.14 the commencement or settlement of any litigation, arbitration or other proceedings;

     8.1.15 the incorporation of new subsidiary undertakings or the acquisition of any share capital or other securities of any body corporate;

     8.1.16 the giving of any guarantee or indemnity other than in the normal course of its business; and

     8.1.17 the making of any loan or advance to any person, firm, body corporate or other business.

8.2  SHAREHOLDER  RESERVED  MATTERS  -  LIMITATIONS  ON  THE  BOARD

     The Shareholders shall procure that no action is taken or resolution passed by the Company or any Group Company in respect of the following matters or their nearest equivalent in the case of a Group Company ("SHAREHOLDER RESERVED MATTERS"), without the prior written consent of all of the Shareholders:

     8.2.1 any material change to the nature of the Business or geographical area in which the Business operates, or carrying on any business other than the Business;

     8.2.2 any change to its memorandum and Articles;

     8.2.3 any change of name;

     8.2.4 the sale of any Group Company or any consolidation or amalgamation with any other company;

     8.2.5 the disposal of or dilution of the Company's interests, directly or indirectly, in any Group Company;

     8.2.6 the adoption of the Audited Accounts;

     8.2.7 any increase in the Company's authorised or issued share capital (except as provided for in Clause 3);

     8.2.8 any reduction in the Company's share capital;

     8.2.9 any reclassification of the Company's share capital;

     8.2.10 the grant of any option or other interest (in the form of convertible securities or in any other form) over or in the Company's share capital;

     8.2.11 the redemption or purchase of any of the Company's own shares or any other reorganisation of its share capital; and

     8.2.12 any resolution for the winding of the Company or presentation of any petition for its administration (unless it has become insolvent).

8.3  RELATED  TRANSACTIONS

     A series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated, to determine whether a matter is a Shareholder Reserved Matter.

9.   BUDGETS  AND  FINANCIAL  INFORMATION

9.1  INFORMATION  TO  BE  PREPARED

     The Company shall prepare and submit to the Board and the Shareholders the following information as soon as possible and no later than the dates/times set out below:

     9.1.1 the unaudited results of the Company and each Group Company for the previous financial year within 25 Business Days of the end of each financial year;

     9.1.2 Audited Accounts for the previous financial year within three months of the end of each financial year;

     9.1.3 a draft Business Plan for the Group for the following one year period two months before the end of each financial year;

     9.1.4 a detailed draft Budget for the Group for the following financial year two months before the end of each financial year (including estimated major items of revenue and capital expenditure). The Budget shall be broken down on a monthly basis, shall contain a cash flow forecast and a balance sheet showing the projected position of the Group as at the end of the following financial year;

     9.1.5 monthly unaudited management accounts for each Group Company including (1) a detailed profit and loss account, balance sheet and cash flow statement and cash flow forecast for the next three months and (2) a review of the Budget including a reconciliation of results with revenue and capital budgets within 20 Business Days after the end of each month; and

     9.1.6 such further information as any Shareholder may reasonably require relating to the Business or financial condition of the Company or of any Group Company.

9.2  APPROVAL  OF  BUDGETS  AND  BUSINESS  PLANS

     The Shareholders shall approve the draft Budget and Business Plan within 30 Business Days of receiving them, subject to such amendments as they agree are appropriate. The Shareholders shall procure that the Board shall review the Budget regularly and may propose changes to the Shareholders. The Shareholders shall reply to such proposals within 30 Business Days of receiving them.

10.  DISTRIBUTION  POLICY  AND  MANAGEMENT  FEES

10.1 RESTRICTION  ON  DISTRIBUTION  OF  NET  PROFIT

     The Company shall not make any distributions during the Loan Period and BP and SEG shall ensure that all revenues of the Company shall be applied towards discharging the Loans or any loans made to the Company by Lend Co pursuant to clause 11.1.2.

10.2 DISTRIBUTION  OF  NET  PROFIT

     10.2.1 Subject to Clause 10.1, the Company shall distribute to the Shareholders such percentage as the Board determines of the Company's profits lawfully available for distribution in each financial year, and the Board shall determine the amount of available profits that each Group Company shall distribute to its shareholders in each financial year. All distributions shall be apportioned and paid proportionately on the Shares.

     10.2.2 The annual general meeting of the Company at which Audited Accounts are laid before the Shareholders must be held not later than three months after the end of the relevant financial year.

     10.2.3 The Auditors shall be instructed to report (at the expense of the Company) the amount of the profits available for distribution by the Company at the same time as they sign their report on the Audited Accounts.

10.3 MANAGEMENT  FEES

     The Company shall pay to the A Shareholder and the B Shareholder the following monthly fees (exclusive of VAT, if any) in consideration for the provision of the services of the A Directors and the B Directors respectively:

     10.3.1 $35,000 to the A Shareholder; and

     10.3.2 $25,000 to the B Shareholder.

     The parties shall as soon as reasonably practicable following Completion agree in good faith such arrangements as are necessary to minimise the amount of tax and VAT to be paid by the parties in respect of such fees. In particular, BP and SEG shall each enter into agreements for management services with the Company on terms to be agreed by the parties and the parties shall procure that the Company shall enter into an agreement for consultancy services with ZNG and shall register for United Kingdom VAT.

11.  FINANCE  FOR  THE  COMPANY

11.1 THE  LOANS

     11.1.1 BP shall procure that Lend Co shall enter into the Loan Agreement at Completion for the purposes of making the Loans to ZNG.

     11.1.2 BP shall procure that Lend Co shall provide loans to the Company, on terms to be agreed between Lend Co and the Company (which shall be on terms similar to the terms on which the Loans are to be made to ZNG under the Loan Agreement) to enable it to pay the management fees referred to in Clause 10.3 above (including any VAT) until such time that the Company has sufficient revenue from distributions made by ZNG to fund such fees.

11.2 SECURITY

     The Company shall on Completion enter into the Guarantee for the purposes of guaranteeing and providing security in respect of the obligations of ZNG to Lend Co in respect of the Loans and the Security Documents for the purposes of securing its obligations to Lend Co under the Guarantee, the loans to be made under Clause 11.1.2 and otherwise.

11.3 DRAW  DOWNS

     The Board's prior approval shall be required for any draw downs to be made by ZNG under the Loans.

11.4 FURTHER  FUNDING

     Other than the Loans and the loans to be made under Clause 11.1.2, neither Shareholder shall be obliged to contribute further funds or participate in any guarantee or similar undertaking for the Group's benefit. Notwithstanding the foregoing, on completion of the Work Programme (as such term in defined in the Loan Agreement) to the satisfaction of Lend Co, the parties shall consult with each other whether further amounts should be advanced to ZNG under the Loan Agreement, provided that neither BP nor Lend Co shall be under any obligation to provide such further funding.

12.  TRANSFERS  OF  SHARES

12.1 GENERAL  PROHIBITION  AGAINST  SHARE  TRANSFERS

     No Shareholder can do, or agree to do, any of the following without the prior written consent of the other Shareholder unless it is permitted by this Clause or Clause 13:

     12.1.1 create any Encumbrance over any of its Shares;

     12.1.2 sell, transfer or otherwise dispose of, or grant any option over, any of its Shares or any interest in its Shares; or

     12.1.3 enter into any agreement in respect of the votes attached to any of its Shares.

12.2 TRANSFERS  TO  ASSOCIATED  COMPANIES

     12.2.1 Any Shareholder may transfer all of its Shares to an Associated Company on giving prior written notice to the other Shareholder. An Associated Company must be under an obligation to re-transfer its Shares to the Shareholder or another Associated Company of that Shareholder immediately if it ceases to be an Associated Company.

     12.2.2 Following a transfer of Shares to an Associated Company, the original transferring Shareholder (but not a subsequent transferor in a series of transfers to Associated Companies) shall remain party to this Agreement and shall be jointly and severally liable with the transferee under this Agreement as a Shareholder in respect of the transferred Shares.

12.3 RESTRICTIONS  DURING  LOAN  PERIOD

     12.3.1 Shares may not during the Loan Period be transferred by the B Shareholder to any third party other than an Associated Company.

     12.3.2 The A Shareholder shall not be prevented from creating an Encumbrance over the A Shares during the Loan Period.

12.4 THIRD  PARTY  OFFERS

     Subject to Clause 12.3, a Shareholder may transfer its Shares to a third party only if it receives an offer (the "OFFER"):

     12.4.1 which is a bona fide Offer in writing;

     12.4.2 from a third party which has its own financial resources to meet its obligations under the Offer or has an unconditional and legally binding commitment from a lender(s) for that finance;

     12.4.3 which is irrevocable and unconditional (except for any Permitted Condition);

     12.4.4 which is governed by English law;

     12.4.5 which is for cash consideration in US$ only and which is for all of the Shares of the selling Shareholder; and

     12.4.6 which contains all material terms and conditions (including the price and the intended completion date of the Offer).

12.5 NOTICE  OF  OFFERS

     If a Shareholder receives an Offer which it wishes to accept, it must immediately give written notice (the "TRANSFER NOTICE") to the other
     Shareholder (the "REMAINING SHAREHOLDER") offering to sell those Shares which are the subject of the Offer to the other Shareholder at the same cash price as set out in the Offer or for a price per Share equal to its Fair Value, whichever is the lower, and on terms which are no less favourable than those contained in the Offer. The Transfer Notice must also state:

     12.5.1 the period within which the offer to sell the Shares to the Remaining Shareholder shall remain open to be accepted. This period must be at least 24 Business Days from the date of the Transfer Notice (the "ACCEPTANCE PERIOD"); and

     12.5.2 full details of all other terms and conditions of the Offer.

12.6 OPTIONS  OF  REMAINING  SHAREHOLDER

     Once the Remaining Shareholder has received a Transfer Notice it may either:

     12.6.1 send a written notice to the selling Shareholder (an "ACCEPTANCE NOTICE") within the Acceptance Period accepting the offer set out in the Transfer Notice;

     12.6.2 send a written notice to the selling Shareholder within the Acceptance Period declining the offer set out in the Transfer Notice; or

     12.6.3 neither  send  an  Acceptance  Notice  nor  reply  to  the  Transfer
          Notice within the Acceptance Period. In this case, the Remaining Shareholder shall be deemed not to have accepted the offer set out in the Transfer Notice.

12.7 CONSEQUENCES  OF  TRANSFER  NOTICE

     12.7.1 If the offer set out in the Transfer Notice is accepted, the selling Shareholder must sell its Shares to the Remaining Shareholder.

     12.7.2 If the offer set out in the Transfer Notice is not accepted or not deemed to have been accepted, the selling Shareholder may accept the Offer and sell its Shares to the third party making the Offer on the terms and conditions of the Offer.

12.8 COMPLETION  OF  TRANSFER

     The sale of the Shares in accordance with this Clause shall be made on the following terms:

     12.8.1 if any of the Permitted Conditions to the Acceptance Notice or the Offer is not satisfied or waived 60 Business Days (or, in the case of a regulatory approval, 120 Business Days) after service of the Acceptance Notice or acceptance of the Offer, then that Notice or that Offer, as appropriate, shall lapse. Otherwise, completion of the transfer of the Shares shall be completed seven Business Days after the date of expiry of the Acceptance Period or the date of satisfaction or waiver of all Permitted Conditions (whichever is the later) (the "TRANSFER DATE") and at such reasonable time and place as the Shareholders agree or, failing which, at the registered office of the Company;

     12.8.2 the selling Shareholder must deliver to the buyer in respect of the Shares which it is selling on or before the Transfer Date:

          (a)  duly executed share transfer forms;

          (b)  the relevant share certificates; and

          (c) a power of attorney in such form and in favour of such person as the buyer may nominate to enable the buyer to exercise all rights of ownership in respect of the Shares to be sold including voting rights;

     12.8.3 the buyer must pay the total consideration due for the Shares to the selling Shareholder by telegraphic transfer to the bank account of the selling Shareholder notified to it for the purpose on the Transfer Date;

     12.8.4 completion of the sale of the Shares of all selling Shareholders must take place simultaneously; and

     12.8.5 in accordance with Clause 16.

12.9 FAILURE  TO  COMPLETE  SALE

     12.9.1 If the selling Shareholder fails or refuses to comply with its obligations in this Clause, the Company may authorise a person to execute and deliver the necessary transfer on its behalf. The Company may receive the purchase money in trust for the selling Shareholder and cause the buyer to be registered as the holder of the Shares being sold. The receipt of the Company for the purchase money shall be a good discharge to the buyer (who shall not be bound to see to the application of those moneys). After the buyer has been registered as holder of the Shares being sold in purported exercise of these powers the validity of the proceedings shall not be questioned by any person.

     12.9.2 If any selling Shareholder fails or refuses to transfer any Shares in accordance with this Clause the buyer, or where the buyer is not a party, the Company on its behalf and acting on its instructions, may serve a default notice. Within five Business Days of service of a default notice (unless such non-compliance has previously been remedied to the reasonable satisfaction of the buyer), the defaulting selling Shareholder shall not exercise any of its powers or rights in relation to management of, and participation in the profits of, the Company under this Agreement, the Articles or otherwise. The Directors appointed by the defaulting seller (or its predecessor in title) shall not:

          (a)  be entitled to vote at any Board meeting;

          (b) be required to attend any meeting of Directors in order to constitute a quorum; or

          (c) be entitled to receive or request any information from the Company.

     12.9.3 If the third party making the Offer fails to purchase the Shares in accordance with the Offer, the Shareholders shall endeavour to find another third party to purchase their Shares.

12.10 GENERAL

     12.10.1 The Shareholders shall keep the Company informed, at all times, of the issue and contents of any notice served pursuant to this Clause and any election or acceptance relating to those notices.

     12.10.2 The Shareholders waive their pre-emption rights to the transfer of Shares contained in this Agreement and the Articles to the extent necessary to give effect to this Clause.

     12.10.3 For the purposes of Article 27(c) of the Articles the Shareholders hereby consent to the transfer of any Shares made pursuant to and in accordance with this Clause 12, which shall therefore be a "PERMITTED TRANSFER" as such term is used in the Articles.

13.  DEADLOCK

13.1 ESCALATION  PROCEDURE

     13.1.1 If the Board cannot reach agreement on any resolution before it within 14 Business Days of such resolution first being tabled at the

          Board meeting or two or more consecutive Board meetings have been dissolved because a quorum is not present, the subject of any such resolution before them shall be referred immediately to the Shareholders.

     13.1.2 If the Shareholders cannot reach agreement on any matter referred to them under Clause 13.1.1 within 14 Business Days of that matter being referred to them (a "DEADLOCK MATTER"), the Shareholders shall refer the Deadlock Matter to their respective chairmen for resolution. Either chairman of a Shareholder may nominate an independent third party acceptable to the other chairman to act as mediator to assist them to resolve the Deadlock Matter.

13.2 "RUSSIAN  ROULETTE"

     If the Deadlock Matter cannot be resolved by the chairmen within 30 Business Days of the matter being referred to them and any Shareholder considers that the Deadlock Matter may materially adversely effect their interests or the interests of the Company, then any Shareholder (the "INITIATOR") may serve a notice (a "DEADLOCK NOTICE") on the other Shareholder (the "RESPONDER"):

     13.2.1 offering to sell all of the Shares that it holds (the "INITIATOR'S SHARES"); and

     13.2.2 failing that, offering to buy all of the Shares that the Responder holds (the "RESPONDER'S SHARES").

     If each Shareholder receives a properly delivered Deadlock Notice, the first notice to be properly delivered shall prevail. If Deadlock Notices have been deemed to have been served simultaneously, the Deadlock Notice which states the higher Deadlock Price (as defined below) shall prevail.

13.3 DEADLOCK  NOTICE

     The Deadlock Notice shall:

     13.3.1 set out a simple cash price per Share at which the Initiator is prepared to sell the Initiator's Shares or buy the Responder's Shares (the "DEADLOCK PRICE") but must not contain any other condition other than a Permitted Condition;

     13.3.2 be irrevocable without the written consent of all the Shareholders;

     13.3.3 constitute an offer by the Initiator to sell all of the Initiator's Shares to the Responder at the Deadlock Price. This offer is open for acceptance by the Responder for 28 Business Days from the date of service of the Deadlock Notice (the "OFFER PERIOD"); and

     13.3.4 if the Responder does not elect to buy the Initiator's Shares before the end of the Offer Period, constitute an alternative offer by the Initiator to buy all of the Responder's Shares at the Deadlock Price.

13.4 CONSEQUENCES  OF  DEADLOCK  NOTICE

     13.4.1 At any time before the expiry of the Offer Period the Responder may give written notice to the Initiator that it shall buy all of the Initiator's Shares at the Deadlock Price and otherwise on the terms set out in this Clause (a "RESPONSE NOTICE"). The Response Notice is irrevocable and must not contain any condition other than a Permitted Condition. Upon service of a Response Notice, the Initiator must sell (upon payment of the Deadlock Price), and the Responder must buy, all the Initiator's Shares at the Deadlock Price.

     13.4.2 If a Response Notice is not served before the expiry of the Offer Period, the Responder shall be deemed to have declined the offer by the Initiator in the Deadlock Notice to sell the Initiator's Shares and the Responder must sell (upon payment of the Deadlock Price), and the Initiator must buy (at the Deadlock Price), all of the Responder's Shares.

13.5 COMPLETION  OF  TRANSFER

     The sale of the Shares in accordance with this Clause shall be made on the following terms:

     13.5.1 if any of the Permitted Conditions to the Deadlock Notice or Response Notice is not satisfied or waived 60 Business Days (or, in the case of a regulatory approval, 120 Business Days) after service of that Notice then that Notice shall lapse. Otherwise, completion of the transfer of the Shares shall be completed seven Business Days after the end of the Offer Period or the date of satisfaction or waiver of all Permitted Conditions (whichever is the later) (the "TRANSFER DATE") and at such reasonable time and place as the Shareholders agree or, failing which, at the registered office of the Company;

     13.5.2 the selling Shareholder shall deliver to the buyer in respect of the Shares it is selling on or before the Transfer Date:

          (a)  duly executed share transfer forms;

          (b)  the relevant share certificates; and

          (c) a power of attorney in such form and in favour of such person as the buyer may nominate to enable the buyer to exercise all rights of ownership in respect of the Shares to be sold including voting rights;

     13.5.3 the buyer shall pay the Deadlock Price to the selling Shareholder by telegraphic transfer to the Bank account of the selling Shareholder notified to it for the purpose on the Transfer Date; and

     13.5.4 in accordance with Clause 16.

13.6 FAILURE  TO  TRANSFER

     13.6.1 If the selling Shareholder fails or refuses to comply with its obligations in this Clause, the Company may authorise a person to execute and deliver the necessary transfer on its behalf. The Company may receive the purchase money in trust for the selling Shareholder and cause the buyer to be registered as the holder of the Shares being sold. The receipt of the Company for the purchase money shall be a good discharge to the buyer (who shall not be bound to see to the application of those moneys). After the buyer has been registered as the holder of the shares being sold in purported exercise of these powers the validity of the proceedings shall not be questioned by any person.

     13.6.2 If any selling Shareholder fails or refuses to transfer any Shares in accordance with this Clause the buyer may serve a default notice. Within five Business Days of service of a default notice (unless such non-compliance has previously been remedied to the reasonable satisfaction of the buyer), the defaulting selling Shareholder shall not exercise any of its powers or rights in relation to management of, and participation in the profits of, the Company under this Agreement, the Articles or otherwise. The Directors appointed by the defaulting seller (or its predecessor in title) shall not:

          (a)  be entitled to vote at any Board meeting;

          (b) be required to attend any meeting of Directors in order to constitute a quorum; or

          (c) be entitled to receive or request any information from the Company.

13.7 GENERAL

     13.7.1 The Shareholders shall keep the Company informed, at all times, of the issue and contents of any notice served pursuant to this Clause and any election or acceptance relating to those notices.

     13.7.2 The Shareholders waive their pre-emption rights to the transfer of Shares contained in this Agreement and the Articles to the extent necessary to give effect to this Clause.

     13.7.3 For the purposes of Article 27(c) of the Articles the Shareholders hereby consent to the transfer of any Shares made pursuant to and in accordance with this Clause 13, which shall therefore be a "PERMITTED TRANSFER" as such term is used in the Articles.

14.  DEFAULT

14.1 EVENTS  OF  DEFAULT

     A Shareholder (the "DEFAULTING SHAREHOLDER") suffers an Event of Default where:

     14.1.1 it commits a material breach of this Agreement and either (1) the breach is not capable of being remedied or (2) the Defaulting Shareholder does not remedy that breach within 20 Business Days of the other Shareholder sending it written notice requiring it to remedy that breach;

     14.1.2 it is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

     14.1.3 the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities);

     14.1.4 a moratorium is declared in respect of any of its indebtedness;

     14.1.5 any corporate action, legal proceedings or other procedure or step is taken (or any analogous procedure or step is taken in any jurisdiction) in relation to:

          (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) other than a solvent liquidation or reorganisation of any of its Associated Companies;

          (b)  a composition, assignment or arrangement with any creditor;

          (c) the appointment of a liquidator (other than in respect of a solvent liquidation of any of its Associated Companies), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any of its assets; or

          (d)  enforcement of any security over any of its assets.

     14.1.6 it is subject to any change of Control (provided that, for the avoidance of doubt, there shall not be a change of Control with respect to BP if any of the shareholders of Baltic, its parent company, as at the date hereof should acquire Control of Baltic); or

     14.1.7 any of the events above occurs in relation to its holding company.

14.2 DEFAULT  UNDER  THE  LOANS

     The B Shareholder shall be deemed to have suffered an Event of Default for the purposes of Clause 14.1 where an event of default occurs under the terms of the Loan Agreement.

14.3 NOTICE  OF  DEFAULT

     If an Event of Default occurs, the Defaulting Shareholder shall notify the other Shareholder in writing as soon as reasonably practicable.

14.4 DEFAULT  NOTICE

     Following an Event of Default, the non-defaulting Shareholder may give written notice (a "DEFAULT NOTICE") to the Defaulting Shareholder within 60 Business Days of receiving notification of the Event of Default from the Defaulting Shareholder or of it becoming aware of the Event of Default, whichever is the earlier, requiring the Defaulting Shareholder either:

     14.4.1 to sell all of the Shares held by the Defaulting Shareholder (the "SALE SHARES") to the non-defaulting Shareholder at a price per Share equal to 80 per cent of the Fair Value of the Sale Shares; or

     14.4.2 to purchase all of the Shares held by the non-defaulting Shareholder (also "SALE SHARES") at a price equal to the Fair Value of the Sale Shares.

14.5 COMPLETION  OF  TRANSFER

     The sale and purchase of the Sale Shares in accordance with this Clause shall be made on the following terms:

     14.5.1 if any of the Permitted Conditions to the Default Notice is not satisfied or waived 60 Business Days (or, in the case of a regulatory approval, 120 Business Days) after service of that Default Notice then that Default Notice shall lapse. Otherwise, completion of the transfer of the Sale Shares shall be completed seven Business Days after written notice of the determination of the Fair Value of the Sale
          Shares  or  the  date  of  satisfaction  or  waiver  of  all Permitted
          Conditions (whichever is the later) (the "TRANSFER DATE") at such reasonable time and place that the Shareholders agree or, failing which, at the registered office of the Company;

     14.5.2 the selling Shareholder shall deliver to the buyer in respect of the Sale Shares on or before the Transfer Date:

          (a)  duly executed share transfer forms;

          (b)  the relevant share certificates; and

          (c) a power of attorney in such form and in favour of such person as the buyer may nominate to enable the buyer to exercise all rights of ownership in respect of the Sale Shares including, without limitation, the voting rights;

     14.5.3 the buyer shall pay the consideration for the Sale Shares to the selling Shareholder by telegraphic transfer to the bank account of the selling Shareholder notified to it for the purpose on the Transfer Date PROVIDED THAT the buyer may set off the amount of any liability of the selling Shareholder to it and/or the Company under Clause 5.11 against the amount of such consideration; and

     14.5.4 in accordance with Clause 16.

14.6 FAILURE  TO  TRANSFER

     14.6.1 If the Defaulting Shareholder does not comply with its obligations in this Clause, the Company may authorise a person to execute and deliver the necessary transfer on its behalf. The Company may receive the purchase money in trust for the selling Shareholder and cause the buyer to be registered as the holder of the Shares. The receipt by the Company of the purchase money shall be a good discharge to the buyer (who shall not be bound to see to the application of those moneys). After the buyer has been registered as holder of the Sale Shares in purported exercise of these powers the validity of the proceedings shall not be questioned by any person.

     14.6.2 If the selling Shareholder fails or refuses to transfer any Shares in accordance with this Clause the buyer may serve a default notice. Within five Business Days of service of a default notice (unless such non-compliance has previously been remedied to the reasonable satisfaction of the buyer), the defaulting seller shall not exercise any of its powers or rights in relation to management of, and participation in the profits of, the Company under this Agreement, the Articles or otherwise. The Directors appointed by the defaulting seller (or its predecessor in title) shall not:

          (a)  be entitled to vote at any Board meeting;

          (b) be required to attend any meeting of Directors in order to constitute a quorum; or

          (c) be entitled to receive or request any information from the Company.

14.7 GENERAL

     14.7.1 The Shareholders shall keep the Company informed at all times of the issue and contents of any notice served pursuant to this Clause and any election or acceptance relating to those notices.

     14.7.2 The Shareholders waive their pre-emption rights on the transfer of Shares contained in this Agreement and the Articles to the extent necessary to give effect to this Clause.

     14.7.3 For the purposes of Article 27(c) of the Articles the Shareholders hereby consent to the transfer of any Shares made pursuant to and in accordance with this Clause 14, which shall therefore be a "PERMITTED TRANSFER" as such term is used in the Articles.

     14.7.4 The Shareholders shall do all things within their power to ensure that the Business is continued to be run as a going concern during the period between the service of the Default Notice and the completion of the transfer of the Sale Shares.

15.  DETERMINATION  OF  FAIR  VALUE

15.1 APPOINTMENT  OF  EXPERT

     The "FAIR VALUE" of the Shares for the purposes of this Agreement and the Articles shall be determined by the Auditors within 30 Business Days of the date of the Transfer Notice or Default Notice, as the case may be. Any determination of Fair Value pursuant to this Clause shall be treated as a price agreed between all the members for the purposes of the definition of "Prescribed Price" in Article 26 of the Articles.

15.2 METHOD  AND  ADJUSTMENTS

     15.2.1 The Auditors shall determine the Fair Value of the Shares to be sold as at the date of the relevant Transfer Notice or Default Notice, as appropriate, and on the following valuations and bases:

          (a) valuing the Shares to be sold as on an arm's length sale between a willing seller and a willing buyer;

          (b) if any Group Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

          (c) that the Shares to be sold are capable of being transferred without restriction;

          (d) valuing the Shares to be sold as a rateable proportion of the total value of all the issued shares of the Company without any premium or discount being attributable to the class of the Shares to be sold or the percentage of the issued share capital of the Company which they represent; and

          (e) by valuing the proven and probable oil and gas (if any) reserves of the Group at the relevant time at a value of Brent Light Crude price averaged over the previous six months (using the definitions of such terms as employed by the Society of Petroleum Engineers) and after deducting all actual and contingent liabilities, debts and obligations of the Company.5

     15.2.2 The Auditors shall determine the Fair Value to reflect any other factors which the Auditors reasonably believe should be taken into account.

     15.2.3 If any difficulty arises in applying any of these assumptions or bases then the Auditors shall resolve that difficulty in such manner as they shall in their absolute discretion think fit.

15.3 DETERMINATION,  ETC

     15.3.1 The Auditors must determine the Fair Value within 45 Business Days of their appointment and shall notify the Shareholders of their determination. The fees of the Auditors shall be borne as follows:

          (a) in the case of a determination pursuant to the issue of a Transfer Notice, by the selling Shareholder; and

          (b) in the case of a determination pursuant to the issue of a Default Notice, by the Defaulting Shareholder.

     15.3.2 The Auditors shall act as experts and not as arbitrators and their determination shall be final and binding on the parties (in the absence of fraud or manifest error).

     15.3.3 The Auditors may have access to all accounting records or other relevant documents of the Company, subject to any confidentiality provisions.

16.  TERMS  AND  CONSEQUENCES  OF  TRANSFERS  OF  SHARES

16.1 TRANSFER  TERMS

     Any sale and/or transfer of Shares pursuant to this Agreement shall be on terms that those Shares:

     16.1.1 are transferred free from all Encumbrances; and

     16.1.2 are transferred with the benefit of all rights attaching to them as at the date of the relevant Deadlock Notice, Transfer Notice or Default Notice as appropriate.

16.2 REGISTRATION

     The parties shall procure that a transfer of Shares is not approved for registration unless this Agreement and Articles have been complied with. The Company shall procure that each share certificate issued by it shall carry the following statement:

     "Any disposition, transfer, charge of or dealing in any other manner in the Shares represented by this certificate is restricted by a Shareholders' Agreement dated [ ] 2005 and made between Baltic Petroleum (E&P) Limited, Siberian Energy Group Inc. and Zauralneftegaz Limited".

16.3 FURTHER  ASSURANCE

     Each party shall do all things and carry out all acts which are reasonably necessary to effect the transfer of the shares in accordance with the terms of this Agreement in a timely fashion.

16.4 RETURN  OF  DOCUMENTS,  ETC.

     On ceasing to be a Shareholder, a Shareholder must hand over to the Company material correspondence, Budgets, Business Plans, schedules, documents and records relating to the Business held by it or an Associated Company or any third party which has acquired such matter through that Shareholder and shall not keep any copies.

16.5 LOANS,  BORROWINGS,  GUARANTEES  AND  INDEMNITIES

     16.5.1 Upon a transfer of all the Shares held by a Shareholder:

          (a) the continuing Shareholder shall procure that all loans, borrowings and indebtedness in the nature of borrowings outstanding owed by any Group Company to a transferring Shareholder or to an Associated Company of a transferring Shareholder (together with any accrued interest) are either assigned to the continuing Shareholder for such value as may be agreed in writing between the transferring Shareholder and the continuing Shareholder, or failing agreement with the continuing Shareholder, are repaid by the relevant Group Company;

          (b) all loans, borrowings and indebtedness in the nature of borrowings outstanding owed by that transferring Shareholder to any Group Company shall be repaid; and

          (c) the continuing Shareholder shall use all reasonable endeavours (but without involving any financial obligation on its part) to procure the release of any guarantees, indemnities, security or other comfort given by the transferring Shareholder to or in respect of the Company or its Business and, pending such release, shall indemnify the transferring Shareholder in respect of them.

     16.5.2 Any assumption of the obligations of a transferring Shareholder by the continuing Shareholder is without prejudice to the right of the continuing Shareholder and/or the Company to claim from the transferring Shareholder in respect of liabilities arising prior to the completion date of the transfer of Shares.

16.6 ASSUMPTION  OF  OBLIGATIONS

     The parties shall procure that no person other than an existing Shareholder acquires any Shares unless it enters into a Deed of Adherence in a form reasonably acceptable to the other Shareholder agreeing to be bound by this Agreement as a Shareholder and any other agreements in connection with the Business as a Shareholder.

16.7 REMOVAL  OF  APPOINTEES

     16.7.1 If a Shareholder ceases to be a Shareholder it shall immediately upon transfer of its Shares procure the resignation of all its appointees to the Board as Director, Chairman and CEO, as the case may be, and to the Board of directors of each Group Company. If the continuing Shareholders request, it shall do all such things and sign all such documents as may otherwise be necessary to procure the resignation or dismissal of such persons from such appointments in a timely manner.

     16.7.2 Those resignations shall take effect without any liabilities on the Company for compensation for loss of office or otherwise except to the extent that the liability arises in relation to a service contract with a Director who was acting in an executive capacity. Any Shareholder removing a Director appointed by it shall fully indemnify and hold harmless the other Shareholder and the Company from and against any claim for unfair or wrongful dismissal arising out of such removal.

16.8 POWER  OF  ATTORNEY

     16.8.1 Each of the Shareholders irrevocably appoints the other Shareholder by way of security for the performance of their respective obligations under Clauses 12, 13 and 14, its attorney to execute, deliver and/or issue any necessary document, agreement, certificate and instrument required to be executed by it under the provisions of Clauses 12, 13 and 14 including any transfer of shares or other documents which may be necessary to transfer title to the Shares required by Clauses 12, 13 and 14.

     16.8.2 The purchase monies shall, to the extent that they are not delivered to the selling party on or before the appropriate completion date, bear interest against the purchasing party at the rate of 2 per cent over the base lending rate from time to time of Barclays Bank plc calculated on a daily basis from such date until the selling party is reimbursed by the other party.

16.9 CHANGE  OF  NAME

     If a Shareholder ceases to be a Shareholder and the corporate name of the Company or any Group Company contains any word the same or similar to the corporate name or any distinctive part of the corporate name of that Shareholder, the remaining parties shall procure that the corporate name of the Company or any Group Company shall be changed to exclude that word to a name that bears no relation to the corporate name of that Shareholder within 30 days of the Shareholder ceasing to be a Shareholder.

17.  ENFORCEMENT  OF  RIGHTS

17.1 RIGHTS  OF  THE  COMPANY

     If at any time the Company (1) wishes to enforce or exercise any right under or (2) has any claim against or is the subject of a claim by any Shareholder or any member of a Shareholder's group in respect of:

     17.1.1 this Agreement;

     17.1.2 any other agreement or deed to which that Shareholder or a member of that Shareholder's group is also a party; or

     17.1.3 any obligation owed to the Company or another Group Company by any Shareholder or a member of that Shareholder's group,

     that matter shall be dealt with on behalf of the Company by a committee of the Directors appointed by the other Shareholder not involved in the claim. The provisions of this Clause do not prejudice to the right of any party to dispute any claim to which it relates.

17.2     AUTHORITY  OF  COMMITTEE

The committee of Directors appointed under this Clause has full authority to exercise rights on behalf of the Company.

17.3 RIGHTS  OF  SHAREHOLDERS

     Shareholders or Directors which have not participated in the deliberations of the committee may not see the minutes of meetings of the committee or require the provision of any information relating to those deliberations of the committee.

18.  COMPETITION  WITH  THE  BUSINESS

18.1 RESTRICTIONS

     18.1.1 Unless it has obtained the prior written consent of the A Shareholder, the B Shareholder must not (and shall procure that its 9 largest shareholders as of the date of this Agreement (including legal and beneficial owners of shares in the B Shareholder), officers, employees, agents and consultants, and all or any Associated Company of the B Shareholder and the shareholders, officers, employees, agents and consultants thereof must not), either alone or jointly, with, through or on behalf of any person, directly or indirectly:

          (a) carry on or be engaged or concerned or interested in any activities which are in direct competition with the Business in the Kurgan and Tyumen regions of the Russian Federation (including but not limited to development of the four oil and gas exploration licences owned by ZNG as at the date hereof, bidding for and/or development of further oil and gas exploration licences and oil and gas production licences in such regions (including but not limited to the licences detailed in Schedule
               6));

          (b) carry on or be engaged or concerned or interested in any activities in the Khanty-Mansisk region of the Russian Federation which are in direct competition to the Business unless the Company has first been offered a right of first refusal in respect of such activities. For the purposes of offering a right of refusal under this paragraph (b), SEG shall give to the Company (or procure is given to the Company) written notice of such opportunity together with sufficient supporting documentation in respect of the proposal in order to enable the Company to evaluate the same. The Company shall have 10 Business Days from receipt of such notice to indicate to SEG by giving written notice to it that it is interested in principal in pursuing the opportunity and, if it confirms such interest, it shall have a further 20 Business Days to determine whether it wishes to proceed with such opportunity. SEG shall procure that the Company is promptly afforded all access during the aforementioned periods to such documentation, personnel, sites and information as it may reasonably require to enable it to investigate, conduct due diligence on, and evaluate the proposal and shall provide assistance to and co-operate with the Company for such purposes and shall promptly respond to all of its enquiries and requests in respect thereof. If the Company decides to proceed with the opportunity, SEG shall use its best endeavours to ensure that the opportunity is awarded to the Company. Where SEG indicates that the opportunity is time critical, the Company undertakes to use its reasonable endeavours to diligently consider and respond to any opportunity offered to it under this paragraph (b) as soon as reasonably practicable; or

          (c) solicit or contact with a view to the engagement or employment by any person, any employee, officer or manager of any Group Company or any person who has been an employee, officer or manager of any Group Company within the previous two-year period, except for an employee who has been seconded to a Group Company by such Shareholder.

     18.1.2 Unless  it  has  obtained  the  prior  written  consent  of  the  B
          Shareholder, the A Shareholder must not, either alone or jointly, with, through or on behalf of any person, directly or indirectly, carry on or be engaged or concerned or interested in any activities which are in direct competition with the Business in the Kurgan region of the Russian Federation.

     18.1.3 Each Shareholder agrees to procure that each of their Associated Companies shall comply with the provisions of this Clause as though it applied directly to them.

18.2 INVALIDITY

     18.2.1 Each of these restrictions is an entirely separate and independent restriction on each Shareholder and the validity of one restriction shall not be affected by the validity or unenforceability of another.

     18.2.2 Each Shareholder considers the restrictions in this Clause to be reasonable and necessary for the protection of the interests of the Company. If any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

18.3 DURATION

     The covenants set out in this Clause shall continue to apply to a Shareholder for a period of 12 months from the date on which that Shareholder ceases to be a Shareholder. The covenants shall be construed during this period by reference to the Business, customers, employees, officers or managers or contracting parties of the Company during the two-year period prior to the date on which the Shareholder ceased to be a Shareholder.

18.4 EXCLUSIONS

     Nothing contained in this Clause precludes or restricts any Shareholder or any of its Associated Companies:

     18.4.1 holding not more than five per cent of the issued voting share capital of any company whose shares are listed on a stock exchange;

     18.4.2 acquiring any business or company, as an integral part of a larger transaction or acquisition of a business, company or group of companies, not predominantly engaged in a competing business PROVIDED
          THAT:

          (a) it uses all reasonable endeavours to dispose of such business or company which competes with the Business within six months of the date of completion of the original transaction (or as soon as possible thereafter);

          (b) in making any such disposal, it must grant the Company a right of first refusal to acquire the business or company on bona fide arms length terms; and

          (c) if the Company does not purchase the business or company within a reasonable period it may dispose of the business or company to a third party;

     18.4.3 carrying on any activity carried on by it in the 12 months before the Completion Date; or

     18.4.4 from carrying on and/or developing, whether organically or by acquisition, any of its existing activities which at the Completion Date are similar to the Business.

19.  PUBLIC  ANNOUNCEMENTS

19.1 SHAREHOLDER  APPROVAL

     A Shareholder must not make any public announcement or issue any circular relating to the Group or this Agreement without the prior written approval of the other Shareholder. This does not affect any announcement or circular required by law or any regulatory body or the rules of any recognised stock exchange (including for the avoidance of doubt, as may be required for the purposes of marketing an initial public offering of Baltic or an Associated Company of Baltic), but the party with an obligation to make an announcement or issue a circular shall consult with the other party/parties so far as is reasonably practicable before complying with such obligation.

19.2 ORAL  STATEMENTS

     The Shareholders intend that any oral statements made or replies to questions given by either Shareholder relating to the Group shall be consistent with any such public announcements or circulars.

20.  INFORMATION,  INSURANCE,  RECORDS,  LICENCES

20.1 RIGHTS  TO  INFORMATION

     A Shareholder may at all reasonable times and at its own expense:

     20.1.1 discuss the affairs, finances and accounts of the Company and the Group with its officers, principal executives and principal shareholders; and

     20.1.2 inspect and make copies of all books, records, accounts, documents and vouchers relating to the Business and the affairs of the Company and the Group.

20.2 INSURANCE,  RECORDS  AND  LICENCES

     The Shareholders undertake that they shall use their reasonable endeavours to procure that:

     20.2.1 the Group maintains with a well established and reputable insurer prudent insurance in accordance with current industry practice from time to time against all risks usually insured against by companies carrying on the same or similar business to the Business which shall include product liability insurance, insurance against loss of profits and consequential loss and insurance for the full replacement or reinstatement value of all its assets of all insurable nature;

     20.2.2 the Group keeps proper books of account and makes true and complete entries of all its dealings and transactions of and in relation to the Business; and

     20.2.3 the Group shall use its best endeavours to obtain and maintain in full force and effect all approvals, consents or licences necessary for the conduct of the Business.

21.  CONSORTIUM  TAX  RELIEF

     Each Shareholder which is a member of the consortium which owns the Company for the purpose of Section 413(6) of the Income and Corporation Taxes Act 1988 ("ICTA 1988") shall be entitled by the submission of a written notice to the Company and the other Shareholder to require the Company to surrender to it (or any of its associated companies) a proportionate share of any consortium relief which may be available to it and which arises from the trading activities of the Company, for consideration (payable on 1 January following the accounting period ending 31 March to which the losses relate), in the case of each recipient, equal to the amount of the losses and/or other amounts surrendered to it by way of consortium relief multiplied by the rate of corporation tax on income profits for the account period of the company to which the losses or other amounts relate. A Shareholder may only request the surrender of consortium relief under this Clause 21 to the extent it is permitted under applicable United Kingdom legislation. The Shareholders undertake to give such written consents that may be required in order to give effect to the surrender of consortium relief in accordance with the terms of this Clause. No Shareholder shall knowingly enter into arrangements (for the purposes of Section 410 of ICTA 1988) which shall affect the right of any Shareholder to obtain consortium relief at any time when the Company has losses or other amounts available for surrender by way of consortium relief, provided that, subject to Clause 12 and the Articles, this shall not prevent any Shareholder from transferring Shares in accordance with the provisions relating thereto set out in this Agreement and the Articles. In the event that payments are made for consortium relief which is subsequently found not to be available or not required, the Company shall repay the amount overpaid within 14 Business Days of the issue of a written claim by the payer.

22.  DURATION  AND  TERMINATION

22.1 DURATION

     Subject to the other provisions of this Agreement, this Agreement shall continue in full force and effect without limit in point of time until the earlier of:

     22.1.1 the  Shareholders  agree  in  writing  to  terminate this Agreement;
           and

     22.1.2 an effective resolution is passed or a binding order is made for the winding-up of the Company other than to effect a scheme of reconstruction or amalgamation;

     provided that, subject to Clause 12.2.2, this Agreement shall cease to have effect as regards any Shareholder who ceases to hold any Shares save for any of its provisions which are expressed to continue in force after termination.

22.2 TERMINATION

     Termination of this Agreement shall be without prejudice to any liability or obligation in respect of any matters, undertakings or conditions which shall not have been observed or performed by the relevant Shareholder prior to such termination.

23.  CONFIDENTIALITY

23.1 CONFIDENTIAL  INFORMATION

     The parties shall use all reasonable endeavours to keep confidential and to ensure that their respective Associated Companies and their respective officers, employees, agents and professional and other advisers keep confidential any information (the "CONFIDENTIAL INFORMATION"):

     23.1.1 relating to the customers, business, assets or affairs of any Group Company which they may have or acquire through ownership of an interest in the Company; or

     23.1.2 relating to the customers, business, assets or affairs of the other parties or any member of their group which they may have or acquire through being a Shareholder or making appointments to the Board or through the exercise of its rights or performance of its obligations under this Agreement.

23.2 RESTRICTIONS

     23.2.1 No party may use for its own business purposes or disclose to any third party any Confidential Information without the consent of the other parties.

     23.2.2 This Clause does not apply to:

          (a) information which is or becomes publicly available (otherwise than as a result of a breach of this Clause);

          (b) information which is independently developed by the relevant party or acquired from a third party, to the extent that it is acquired with the right to disclose it;

          (c) information which was lawfully in the possession of the relevant party free of any restriction on disclosure;

          (d) information which following disclosure under this Clause, becomes available to the relevant party from a source which is not bound by any obligation of confidentiality in relation to such information;

          (e) the disclosure by a party of Confidential Information to its principal shareholders or its directors or employees or to those of its Associated Companies who need to know that confidential information in its reasonable opinion for purposes relating to this Agreement but those principal shareholders, directors and employees shall not use that Confidential Information for any other purpose;

          (f) the disclosure of information to the extent required to be disclosed by law or any court of competent jurisdiction, any governmental official or regulatory authority (including the London Stock Exchange, the Financial Services Authority, the Panel on Takeovers and Mergers and the United States Securities and Exchange Commission) or any binding judgment, order or requirement of any other competent authority;

          (g) the disclosure of information to any tax authority to the extent reasonably required for the purposes of the tax affairs of the party concerned or any member of its group;

          (h) the disclosure to a party's professional advisers of information reasonably required to be disclosed for purposes relating to this Agreement; or

          (i) any announcement, or circular made, or information provided in accordance with the terms of Clause 19.

     23.2.3 Each party shall inform any shareholder, officer, employee or agent or any professional or other adviser advising it in relation to matters relating to this Agreement, or to whom it provides Confidential Information, that such information is confidential and shall instruct them:

          (a)  to keep it confidential; and

          (b) not to disclose it to any third party (other than those persons to whom it has already been or may be disclosed in accordance with the terms of this Clause).

23.3 DAMAGES  NOT  AN  ADEQUATE  REMEDY

     Without prejudice to any other rights or remedies which a party may have, the parties acknowledge and agree that damages would not be an adequate remedy for any breach of this Clause 23 and the remedies of injunction, specific performance and other equitable relief are appropriate for any threatened or actual breach of any such provision and no proof of special damages shall be necessary for the enforcement of the rights under this Clause 23.

23.4 SURVIVAL

     23.4.1 The disclosing party shall remain responsible for any breach of this Clause by the person to whom that confidential information is disclosed.

     23.4.2 The provisions of this Clause 23 shall survive the termination of this Agreement for whatever cause for a period of 2 years.

24.  NOTICES

24.1 ADDRESSES

     Any notice, claim or demand in connection with this Agreement shall be in writing in English (each a "NOTICE") shall be sufficiently given if delivered or sent to the recipient at its fax number, telex number or address set out in Schedule 5 or any other fax number, telex number or address notified to the sender by the recipient for the purposes of this Agreement.

24.2 FORM

     Any Notice shall be in writing in English and may be sent by messenger, telegram, telex, fax or prepaid first class post (first class in the case of service in the United Kingdom and airmail in the case of international service). Any Notice shall be deemed to have been received on the next working day in the place to which it is sent, if sent by telegram, telex or fax, or 60 hours from the time of posting, if sent by post.

25.  WHOLE  AGREEMENT  AND  REMEDIES

25.1 WHOLE  AGREEMENT

     This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement. In this Clause "this Agreement' includes all documents entered into pursuant to this Agreement.

25.2 TERMINATION  OF  OPTION  AGREEMENT

     The Option Agreement shall terminate and cease to have any further force and effect on execution of this Agreement and BP shall procure that Baltic shall provide to SEG a written statement to this effect.

25.3 NO  INDUCEMENT

     Each of the Shareholders acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

25.4 REMEDIES

     So far as permitted by law and except in the case of fraud, each party agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

25.5 LEGAL  ADVICE

     Each party to this Agreement confirms it has received independent legal advice relating to all the matters provided for in this Agreement, including the provisions of this Clause, and agrees, having considered the terms of this Clause and the Agreement as a whole, that the provisions of this Clause are fair and reasonable.

26.  GENERAL

26.1 SURVIVAL  OF  RIGHTS,  DUTIES  AND  OBLIGATIONS

     Termination of this Agreement for any cause shall not release a party from any liability which at the time of termination has already accrued to another party or which thereafter may accrue in respect of any act or omission prior to such termination.

26.2 CONFLICT  WITH  THE  ARTICLES

     In the event of any ambiguity or discrepancy between the provisions of this Agreement and the Articles, it is intended that the provisions of this Agreement shall prevail and accordingly the Shareholders shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall further if necessary procure any required amendment to the Articles. The Company is not bound by this Clause.

26.3 NO  PARTNERSHIP

     Nothing in this Agreement shall be deemed to constitute a partnership between the parties nor constitute any party the agent of any other party for any purpose.

26.4 RELEASE  ETC.

     Any liability to any party under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence given by that party in its absolute discretion as regards any party under such liability without in any way prejudicing or affecting its rights against any other party under the same or a like liability, whether joint and several or otherwise.

26.5 WAIVER

     No failure of any party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement (each a "RIGHT") shall operate as a waiver of that Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of that Right or the exercise of any other Right. The Rights provided in this Agreement are cumulative and not exclusive of any other Rights (whether provided by law or otherwise). Any express waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

26.6 PAYMENTS

     All payments due under this Agreement shall be paid in full without any deduction or withholding other than as required by law or under this Agreement and the paying party shall not be entitled to assert any credit set off or counterclaim against any other party in order to justify withholding payment of any such amount in whole or in part.

26.7 VARIATION

     No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties.

26.8  ASSIGNMENT

     26.8.1 This Agreement shall be binding on and inure to the benefit of the parties and their successors and permitted assigns. The parties may not assign or transfer all or any part of their rights or obligations under this Agreement nor any benefit arising under or out of this Agreement without the prior written consent of the other parties nor shall any party be entitled to make any claim against another party in respect of any loss which it does not suffer in its own capacity as beneficial owner of the Shares except as contemplated by Clause 26.8.2.

     26.8.2 Except as otherwise expressly provided in this Agreement, the benefit of the provisions of this Agreement may be assigned to any Associated Company provided that such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains an Associated Company.

26.9  TIME OF THE ESSENCE

     Time shall be of the essence of this Agreement, both as regards any dates, times and periods mentioned and as regards any dates, times and periods which may be substituted for them by agreement in writing between the parties.

26.10 FURTHER  ASSURANCE

At any time after the date of this Agreement the parties shall, and shall use all reasonable endeavours to procure that any necessary third party shall, at the cost of the relevant party execute such documents and do such acts and things as that party may reasonably require for the purpose of giving to that party the full benefit of all the provisions of this Agreement.

26.11 ILLEGALITY

     If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under the law of any jurisdiction, the legality, validity or enforceability of such provision or part under the law of any other jurisdiction and the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

26.12 COUNTERPARTS

     This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart.

26.13 COSTS

     Each party shall bear all costs incurred by it in connection with the preparation, negotiation and entry into this Agreement and the documents to be entered into pursuant to it. The parties shall procure that the costs incurred by BP in dealing with the conditions precedent detailed in clause 2.1.1and 2.1.3 be borne by ZNG up to an aggregate sum of US$75,000.

27.  CONTRACTS  (RIGHTS  OF  THIRD  PARTIES)  ACT  1999

     A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

28.  GOVERNING  LAW  AND  SUBMISSION  TO  JURISDICTION

28.1 GOVERNING  LAW

     This Agreement shall be governed by and construed in accordance with English law.

28.2 JURISDICTION

     All the parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement.

28.3 SUBMISSION  AND  WAIVER

     All the parties irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

28.4 APPOINTMENT  OF  PROCESS  AGENT

     SEG (the "PRINCIPAL") irrevocably appoints Tim Peara of 24 Hoop Lane, London NW11 8BU (the "AGENT") as its agent to accept service of process in England in any legal action or proceedings arising out of or in connection with this Agreement provided that:

     28.4.1 service upon the Agent shall be deemed valid service upon the Principal whether or not the process is forwarded to or received by the Principal;

     28.4.2 the Principal shall inform all other parties to this Agreement, in writing, of any change in the address of the Agent within 28 days of such change;

     28.4.3 if the Agent ceases to be able to act as a process agent or to have an address in England, the Principal irrevocably agrees to appoint a new process agent in England acceptable to the other parties and to deliver to the other parties within 14 Business Days a copy of a written acceptance of appointment by the new process agent; and

     28.4.4 nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

29.  AUTHORITY  TO  DELIVER

     The signature or sealing of this Agreement by or on behalf of a party shall constitute an authority to the solicitors, or an agent or employee of the solicitors, acting for that party in connection with this Agreement to deliver it as a deed on behalf of that party.

     IN WITNESS WHEREOF this Agreement has been duly executed as a deed by BP and SEG and executed by the Company on the date written above.

                                   SCHEDULE 2
                                DEED OF ADHERENCE

THIS  DEED  OF  ADHERENCE  is  made  on  [DATE]  by  [ ]  of  [ ]  (the
"COVENANTOR")

SUPPLEMENTAL  to  a  Shareholders'  Agreement  dated  [          ] 2005 and made
between Baltic Petroleum (E&P) Limited, Siberian Energy Group Inc. and the Company (the "AGREEMENT').

The  Covenantor  covenants  as  follows:

1 The Covenantor confirms that it has been supplied with and has read a copy of the Agreement and covenants with each of the persons named in the Schedule to this Deed to observe perform and be bound by all the terms of the Agreement which are capable of applying to the Covenantor and which have not been performed at the date of this Deed to the intent and effect that the Covenantor shall be deemed with effect from the date on which the Covenantor is registered as a member of [the Company] to be a party to the Agreement (as if named as a party to that Agreement).

2 This Deed shall be governed by and construed in accordance with English law and the Covenantor hereby submits irrevocably to the non-exclusive jurisdiction of the English Courts (but accepts that this Deed may be enforced in any court of competent jurisdiction) and hereby appoints [a person resident in England and reasonably acceptable to the Board of Directors of the continuing Shareholder] as its agent for service of all process in any proceedings in respect of the Agreement.

EXECUTED  as  a  deed  on  the  date  written  above.]




                                    SCHEDULE
     [PARTIES TO AGREEMENT INCLUDING THOSE WHO HAVE EXECUTED EARLIER DEEDS OF
                                   ADHERENCE]

                                   SCHEDULE 3
                                   WARRANTIES
                             PART I - SEG WARRANTIES

A.   WARRANTIES  IN  RELATION  TO  ZNG

1.   INFORMATION

1.1 All information, including, but not limited to, the information contained in the Disclosure Schedule and relating to ZNG provided by SEG, ZNG and/or any of their respective professional advisers, officers or employees to BP or any of its professional advisers in the course of the negotiations leading to this Agreement (the "DUE DILIGENCE INFORMATION") was when given, is now, and will at Completion be true, complete and accurate and not misleading in any respect. The information contained in the Disclosure Schedule is true, complete and accurate in all material respects and there are no other facts or matters which would render any such information misleading.

1.2 There has been provided to BP and JV Co such information as is necessary to enable each of them to make an informed assessment of the assets, liabilities, financial position, profits, losses and prospects of ZNG and of the rights attaching to the ZNG Interests and any other information which might otherwise reasonably affect the willingness to into this Agreement and perform their respective obligations hereunder.

2.   CAPACITY

     ZNG is a limited liability company duly organised and incorporated and validly existing under the laws of the Russian Federation and has the power and authority to own its properties and assets and to carry on its business as it is now being conducted.

3.   CAPITAL  AND  CONSTITUTION

3.1 ZNG's charter capital meets the minimum capital requirements established by Russian law and has been fully paid up in cash.

3.2 Apart from this Agreement, there is no Encumbrance on, over or affecting the ZNG Interests or loan capital of ZNG and there is no agreement or commitment to give or create any such Encumbrance and no claim has been made by any person to be entitled to any such Encumbrance.

3.3 All necessary state registrations in respect of ZNG have been made and all registers, books and records of ZNG required to be kept by Russian law have been properly kept in all material respects and contain an accurate and complete record of the matters with which they should deal.

3.4 All returns, particulars, resolutions and documents required by Russian legislation to be filed in respect of ZNG have been duly and timely filed and are correct in all respects.

4.   SEG'S  TITLE  TO  ZNG  INTERESTS

4.1 SEG is a sole participant in ZNG and has obtained clear and unfettered legal title to the ZNG Interests.

4.2 SEG has duly acquired its title to the ZNG Interests in full compliance with the then applicable law, including, but not limited to Russian anti-monopoly law and the constituent documents of ZNG.

4.3 All consents and approvals required for SEG to transfer the ZNG Interests to the Company as contemplated by this Agreement, including, but not limited to, approvals of the Central Bank of Russia, have been duly and timely obtained.

5.   ACCOUNTS

     5.1 The audited consolidated accounts of SEG for the year ended 31 December 2004 (the "2004 ACCOUNTS"):

     5.1.1 give a true and fair view of the assets, liabilities (whether present or future, actual or contingent, unquantified or disputed liabilities), solvency and state of affairs and financial position of ZNG as at 31 December 2004 and its profits or losses for the financial period ended on that date; and

     5.1.2 have been prepared in accordance with United States generally accepted accounting principles ("US GAAP") consistently applied and comply with the requirements of applicable legislation and have been audited in accordance with the standards of the United States Public Company Accounting Oversight Board;

     5.1.3 adopt the same bases and policies of accounting adopted for the preparation of ZNG's audited accounts for the last two preceding accounting periods.

5.2 The management accounts of ZNG dated 31 March 2005 and 30 June 2005(the "MANAGEMENT ACCOUNTS"), a copy of which has been provided to BP:

     (a) give a true and fair view of the assets, liabilities (whether present or future, actual or contingent, unquantified or disputed liabilities) and state of affairs and financial position of ZNG at the date thereof and its profits or losses for the financial period ended on that date;

     (b) have been prepared with due care and attention and in accordance with policies and principles consistently applied throughout the period to which they relate; and

     (c) have been prepared adopting the same policies and principles adopted in the preparation of the 2004 Accounts.

6.   FINANCIAL  MATTERS

6.1 Since 31 December 2004, ZNG has carried on its business in the ordinary course and there has been no material adverse change in the financial or trading position or prospects of ZNG, no material changes have occurred in ZNG's assets or liabilities as shown in the 2004 Accounts and ZNG has not, except as disclosed in the Management Accounts, assumed or incurred any liabilities (including contingent liabilities).

6.2 ZNG is not insolvent and is able to pay its debts as they fall due. ZNG has not taken any corporate action nor have any other steps been taken or legal proceedings started or threatened against ZNG for its winding up, dissolution or reorganisation or for the appointment of a receiver, trustee or similar officer of it or of any of its assets or revenues.

6.3 Proper provision for all liabilities and obligations (actual, contingent or disputed) and capital commitments of ZNG have been made in the 2004 Accounts or in the Management Accounts or are otherwise disclosed in the Due Diligence Information.

7.   INTERESTS  OF  SEG,  DIRECTORS  AND  EMPLOYEES

7.1  None  of  the  following  is  outstanding:

     (a) loans made by ZNG to SEG and/or any of the directors or officers of ZNG or SEG and/or any Associate of any of them;

     (b) debts owing to ZNG by SEG and/or any of the directors or officers of ZNG or SEG and/or any Associate of any of them; and

     (c)  securities for any such loans or debts as mentioned above.

7.2 There are no existing contracts, engagements, guarantees or indemnities to which ZNG is a party and in which SEG and/or any of the directors or officers of ZNG or SEG and/or Associate of any of them is directly or indirectly interested and ZNG does not depend upon or derive any benefit from any assets, facilities or services owned or supplied by SEG or any of its Associates or any contract to which SEG or any of its Associates is a party.

8.   TITLE,  ENCUMBRANCES,  ASSETS  AND  COMPLIANCE  WITH  LAW

8.1 ZNG has possession and control of and good title to all the assets used in or in connection with its business and no circumstances exist under which any person may claim entitlement to possession of any of such assets in competition with or in priority to ZNG.

8.2 ZNG has properly made all mandatory registrations with Russian tax, medical, insurance, pensions, social, insurance and statistics authorities. All licences, consents, examinations, clearances, filings, registrations and authorisations which are or may be necessary to enable ZNG to own its assets and carry on its business are in full force and effect including but not limited to geological survey licences, permits or consents in the Kurgan Oblast of Western Siberia, Russia and elsewhere.

8.3 No Encumbrance (or agreement or commitment to grant any Encumbrance) is outstanding against any part of the undertaking of ZNG or against any of the assets used in or in connection with its business including but not limited to geological survey licences, permits or consents in the Kurgan Oblast of Western Siberia, Russia and elsewhere and no claim has been made by any person to be entitled to any such Encumbrance.

8.4 No asset including but not limited to geological survey licences, permits or consents in the Kurgan Oblast of Western Siberia, Russia and elsewhere of ZNG is shared with any other person.

8.5 ZNG has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations.

9.   LICENCES  AND  GRANTS

9.1 Details of all subsoil geological survey licences held by ZNG in the Kurgan Oblast of Western Siberia, Russia and elsewhere are set out in the Disclosure Schedule. All such licences have been duly issued and registered with the relevant authorities and lawfully held by ZNG with no exclusions, restrictions, notice of revocation or prohibitions as to use.

9.2 Neither ZNG nor (in so far as relates to ZNG's business) its contractors has carried out any of its activities, including, but not limited to, exploratory, geophysical, subsoil surveying, drilling of wells, geodesic works, cartography, storage and use of explosives or operation of explosive and fire hazardous facilities without all applicable licences, permits and consents including but not limited to any operational or geological survey licences, permits or consents issued by any government or regulatory body and neither ZNG nor (in so far as relates to ZNG's business) any of its contractors is or has been in breach of any term of any licence, including operational licences, permits and consents.

9.3 ZNG has not been and is not subject to any arrangement for receipt or repayment of any grant, subsidy or financial assistance from any government department or other body.

10.  CONTRACTS  AND  OTHER  OBLIGATIONS

10.1 Details of all contracts to which ZNG is a party have been supplied in the Due Diligence Information. ZNG is not a party to any contract entered into otherwise than in the ordinary and usual course of ZNG's business. No bid, tender, proposal, or offer given or made by ZNG on or before the date hereof is capable of giving rise to a contract merely by unilateral act of another person.

10.2 Each contract to which ZNG is a party is in full force and effect and binding on the parties to it. ZNG has not defaulted under or breached such contract and, so far as SEG is aware, no other party to such contract has defaulted under or breached such a contract and no such default or breach by ZNG or any other party is likely or has been threatened.

10.3 No power of attorney given by ZNG is in force. No authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of ZNG are subsisting.

11.  INTELLECTUAL  PROPERTY;  CONFIDENTIAL  INFORMATION

11.1 ZNG does not own, use, require to use or infringe any Intellectual Property. So far as SEG is aware, no person is infringing any Intellectual Property in which ZNG has a beneficial interest. For the purposes of this paragraph, "INTELLECTUAL PROPERTY" means patents, rights to inventions, utility models, copyright, trade marks, service marks, trade, business and domain names, rights in trade dress or get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, topography rights, rights to information contained in any survey report including geophysical surveys and exploratory feasibility surveys, moral rights, rights in confidential information (including know-how and trade secrets) and any other similar or equivalent rights, in each case whether registered or unregistered and including all applications for and renewals or extensions of such rights in any part of the world.

11.2 ZNG has not at any time disclosed to any person (other than BP or SEG) any information relating to any of its know-how, trade secrets, exploration licences, mineral licences, surveys, production licences, geological or geophysical research findings, estimates in relation to proved, probable and possible gas, oil, condensate reserves or any derivative thereof, confidential information, price lists or lists of customers or suppliers relating to its business except in the ordinary course of its business and upon it having secured the confidential nature of such disclosure.

12.  DISPUTES  AND  LITIGATION

12.1 ZNG is not engaged in any litigation or arbitration proceedings and there are no proceedings pending or threatened, either by or against ZNG and, so far as SEG is aware, there are no circumstances which are likely to give rise to such proceedings.

12.2 There is no dispute with any revenue, or other official department in the Russian Federation or elsewhere, in relation to the affairs of ZNG, and, so far as SEG is aware, there are no facts which may give rise to a dispute.

13.  TAXATION

13.1 ZNG complies with any and all Russian statutory tax reporting and tax payment procedures.

13.2 ZNG is not in tax arrears, was not engaged in any tax disputes with the tax authorities, and no tax disputes or claims are pending or threatened against ZNG.

14.  INSURANCE

14.1 ZNG employees are and at all material times have been, adequately covered by the mandatory medical insurance under Russian law.

14.2 ZNG does not carry out any activities that are subject to the mandatory insurance under applicable law.

15.  EMPLOYMENT  MATTERS

15.1 Details of all the officers and employees of ZNG, including all emoluments and other principle terms of employment, have been provided in the Due Diligence Information. All such information is complete, accurate and up to date and since such information was provided no change has been made in the emoluments or other terms of employment of any of such persons.

15.2 ZNG is not under any liability or obligation, or party to any ex-gratia payment or promise, to pay, or accustomed to paying, pensions, gratuities, superannuation allowances or the like, or otherwise to provide benefits, to or for any of it past or present officers or employees or their dependents; and there are no retirement benefit, or pension or death benefit, or similar schemes or arrangements in relation to, or binding upon ZNG or to which ZNG contributes, except as provided by applicable law.

16.  ANTI-MONOPOLY

16.1 ZNG has complied in all respects with all anti-monopoly legislation in the Russian Federation and elsewhere in the world and has not entered into any transactions or taken any actions whatsoever which would require the consent of or filing with any Russian anti-monopoly authorities.

16.2 Full compliance with and entry into this Agreement will not require the consent of or filing with any anti-monopoly authorities in the Russian Federation.

17.  EFFECT  OF  AGREEMENT

17.1 The  execution,  delivery  and  performance  of  this  Agreement:

     (a) will not violate any provision of any law or regulation or any order or decree of any governmental authority, agency or court, to which ZNG is subject, and/or the Charter of ZNG;

     (b) does not require filing with, or the consent, waiver, approval, authorisation or agreement of any person or any governmental authority who is not a party to this Agreement; and

     (c) will not cause ZNG to lose any interest in or the benefit of any asset, right, licence or privilege it presently owns or enjoys and will not result in the creation or imposition of any Encumbrance on or over any of the assets of ZNG or the ZNG Interests, other than in the form of SEG's obligation to contribute the ZNG Interests to the Company on the terms provided herein.

17.2 There are no agreements or arrangements concerning ZNG which can be terminated or are terminable or the terms of which can be varied or are in any way variable as a result of any change in the control of ZNG or change in the composition of the board of directors of ZNG.

18.  SUBSIDIARIES

     ZNG does not have, and has never had, any subsidiary undertakings and does not own any stocks, shares, debentures, loan stock or other form of securities or investments.

19.  ENVIRONMENTAL

19.1 None of the soil, subterranean and ground waters, air, or flora or fauna of Orlovo-Pashkovskiy, Mokrousovskiy, Privolniy or West-Suerskiy subsoil plots is polluted, contaminated, or diseased in excess of applicable environmental norms.

19.2 There is no reason to expect that the State Environmental Expert Panels' consents with respect to ZNG's operations in the territories covered by the geological survey licenses will not be granted, or the issuance thereof will be substantially delayed.

B.   WARRANTIES  IN  RELATION  TO  SEG

1.   CORPORATE  ORGANISATION

     SEG is a corporation duly organised, validly existing and in good standing under the laws of the State of Nevada, United States and has all requisite corporate power and authority and all necessary governmental licences, authorisations, permits, consents and approvals to own its properties and assets and to conduct its business as now conducted and as currently proposed to be conducted.

2.   VALIDITY  OF  AGREEMENTS

2.1 SEG has all requisite corporate authority and power to execute and deliver this Agreement and the documents and instruments contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the documents and instruments contemplated hereby and the performance of SEG's obligations hereunder have been duly authorised by the board of directors of SEG, as applicable, no other corporate proceedings on the part of SEG are necessary to authorize the execution, delivery and performance of the Agreement and the documents and instruments contemplated hereby or to consummate the transactions contemplated hereby and thereby.

2.2 This Agreement has been and, at Completion, each of the documents and instruments required to be entered into by SEG pursuant hereto will be, duly and validly executed and delivered by SEG and, assuming this Agreement has been, and, at Completion, each of the documents and instruments contemplated hereby will be, duly authorised, executed and delivered by the parties hereto, this Agreement constitutes and, at Closing, each of the documents and instruments required to be entered into by SEG pursuant hereto will constitute, a valid and binding agreement of SEG, enforceable against SEG in accordance with its terms.

3.   NO  CONFLICT  OR  VIOLATION

     The execution, delivery and performance by SEG of this Agreement does not and will not violate or conflict with any provision of the Articles of Incorporation or by-laws of SEG or violate any provision of law, statute, judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or other governmental or regulatory authority applicable to SEG's business or properties.

4.   CONSENTS  AND  APPROVALS

     All consents, waivers, authorizations or approvals of any governmental or regulatory authority, domestic or foreign, or any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required of or to be made by SEG in connection with the execution and delivery of this Agreement by it or the performance by it of its obligations hereunder, except for each consent, waiver, authorization, approval, declaration, filing or registration arising out of any applicable securities laws has been made.

5.   INFORMATION

5.1 All information, including, but not limited to, the information contained in the Disclosure Schedule, relating to SEG provided by SEG or its professional advisers, officers or employees to BP or any of its professional advisers in the course of the negotiations leading to this Agreement was when given, is now, and will at Completion be true, complete and accurate and not misleading in any respect.

5.2 All information relating to SEG, its subsidiaries and their respective businesses contained in any filings and registrations made by SEG with the United States Securities and Exchange Commission was at the time such filings or registrations were made true, complete and accurate in all material respects.

6.   FINANCIAL  STATEMENTS

     SEG's consolidated financial statements for the year ended 31 December 2004 give a true and fair view of the assets, liabilities (whether present or future, actual or contingent, unquantified or disputed liabilities), solvency and state of affairs and financial position of SEG and its subsidiaries at such date and its profits or losses for the financial period ended on that date, and have been prepared and audited in accordance with US GAAP consistently applied and comply with the requirements of all applicable law.

7.   LITIGATION

7.1 There are no claims, actions, suits, proceedings, labour disputes or investigations pending or, to the knowledge of SEG, threatened in relation to SEG before any federal, state or local court or governmental, administrative or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against SEG or its officers, directors, employees, agents or any of its Associated Companies.

7.2 Neither SEG nor any of SEG's assets or properties is subject to, nor to the knowledge of SEG does any basis exist for, any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that affects SEG, SEG's shares or SEG's assets, properties, operations, net income or financial condition or which would interfere with the transactions contemplated by this Agreement.

8.   COMPLIANCE  WITH  LAW

     The operations of SEG have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over SEG and its assets, properties and operations. SEG has not received written notice of any violation of any such law, regulation, order or other legal requirement, nor is it in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to SEG or any of its assets, properties or operations. The business is not being and has not been conducted in violation of any applicable order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation of any governmental entity.

9.   UNDISCLOSED  LIABILITIES

     SEG has no indebtedness or liability, absolute or contingent, direct or indirect, which is not shown or provided for on the balance sheets included in SEG's consolidated financial statements for the year ended 31 December 2004 other than liabilities incurred or accrued in the ordinary course of business (including liens for current taxes and assessments not in default) since 31 December 2004 and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

10.  DECLARATION  OF  SOLVENCY

     SEG is not insolvent and is able to pay its debts as they fall due. SEG has not taken any corporate action nor have any other steps been taken or legal proceedings started or threatened against SEG for its winding up, dissolution or reorganisation or for the appointment of a receiver, trustee or similar officer of it or of any of its assets or revenues.

11.  DISCLOSURE  OF  CONFIDENTIAL  INFORMATION

     SEG has not at any time disclosed to any person (other than BP) any of ZNG's know-how, trade secrets, exploration licences, mineral licences, surveys, production licences, geological or geophysical research findings, estimates in relation to proved, probable and possible gas, oil, condensate reserves or any derivative thereof, confidential information, price lists or lists of customers or suppliers relating to its business.

12.  TAX  MATTERS

     SEG has duly filed all tax and information returns required to have been filed on or before the date hereof by it with the United States, any state, county and local government authority and any foreign jurisdiction (including Canada) and each such return completely and accurately reflects the income, franchise, property, sales, use, value-added, withholding, exercise, capital or other tax liabilities and all other information required to be reported thereon. All taxes shown as due and payable on each return have been timely paid, or withheld and remitted, to the appropriate taxing authority. SEG is not delinquent in the payment of any tax and has not requested any extension with which to file any return. There is no claim, audit, action, suit, proceeding or investigation now pending or threatened against SEG in respect of any tax.

                             PART II - BP WARRANTIES

1.   CORPORATE  ORGANISATION

     BP is a private limited company duly organised and validly existing under the laws of England and has all requisite corporate power and authority and all necessary governmental licences, authorisations, permits, consents and approvals to own its properties and assets and to conduct its business as now conducted and as currently proposed to be conducted.

2.   VALIDITY  OF  AGREEMENTS

2.1 BP has all requisite corporate authority and power to execute and deliver this Agreement and the documents and instruments contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the documents and instruments contemplated hereby, and the performance of BP's obligations hereunder, have been duly authorised by the board of directors of BP and no other corporate proceedings on the part of BP are necessary to authorize the execution, delivery and performance of the Agreement and the documents and instruments contemplated hereby or to consummate the transactions contemplated hereby and thereby.

2.2 This Agreement has been and, at Completion, each of the documents and instruments to be entered into by BP pursuant hereto will be, duly and validly executed and delivered by BP and, assuming this Agreement has been, and, at Completion, each of the documents and instruments contemplated hereby will be, duly authorised, executed and delivered by the parties hereto, this Agreement constitutes and, at Closing, each of the documents and instruments to be entered into by BP pursuant hereto will constitute, a valid and binding agreement of BP, enforceable against BP in accordance with its terms.

3.   NO  CONFLICT  OR  VIOLATION

     The execution, delivery and performance by BP of this Agreement does not and will not violate or conflict with any provision of the Memorandum or Articles of Association of BP or violate any provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or other governmental or regulatory authority applicable to BP's business or properties.

                                   SCHEDULE 4
                               DISCLOSURE SCHEDULE

Part  I,  Section  A,  Paragraph  6.3:
--------------------------------------

Without the funding to be provided pursuant to the terms of Loan Agreement, ZNG would be insolvent.

EXECUTED as a DEED by                   )
BALTIC PETROLEUM (E&P) LIMITED          )
acting by a Director and                )
a Director/Secretary                    )
                                         /s/James Pockney
                                         --------------------------------
                                         Director

                                         /s/Mark Gilchrist
                                         --------------------------------
                                         Secretary


EXECUTED as a DEED by                   )
SIBERIAN ENERGY GROUP INC.              )
                                         /s/David Zaikin
                                         --------------------------------
                                         Authorised signatory

                                         David Zaikin, CEO
                                         --------------------------------
                                         Name


EXECUTED as a DEED by                   )
ZAURALNEFTEGAZ LIMITED                  )
acting by a Director                    )
and a Director/Secretary                )
                                         /s/Simon Escott
                                         --------------------------------
                                         Director

                                         /s/Mark Gilchrist
                                         --------------------------------
                                         Secretary